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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Laureate Education, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(2)	Form, Schedule or Registration Statement No.:
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650 S. Exeter Street
Baltimore, Maryland 21202

March 27, 2020

Dear Stockholder,

        We cordially invite you to attend the 2020 Annual Meeting of Stockholders of Laureate Education, Inc. ("Laureate") to be held on Monday, May 11, 2020, at 10:00 a.m., Eastern Daylight Time. This year's meeting will be a completely virtual meeting. Our virtual stockholder meeting format will use technology designed to increase stockholder access, save Laureate and our stockholders time and money, provide to our stockholders the rights and opportunities to participate in the virtual meeting similar to what they would have at an in-person meeting, and enable increased stockholder attendance and participation because stockholders can participate from any location around the world. In addition to online attendance, we will provide stockholders with the opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/LAUR2020.

        The attached Notice of 2020 Annual Meeting and proxy statement describe the business that we will conduct at the 2020 Annual Meeting webcast and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held:

  1.
  To elect a Board of eleven (11) directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2021, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

  2.
  To hold an advisory vote to approve named executive officer compensation.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020.

  4.
  To transact such other business as may properly come before the 2020 Annual Meeting and any adjournments thereof.

        Please carefully read each of the proposals in the accompanying Proxy Statement before you vote.

        Your vote is extremely important regardless of the number of shares you own. To ensure that your shares are represented at the 2020 Annual Meeting, whether you plan to virtually attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2020 Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person via attendance at the 2020 Annual Meeting.

        Thank you for your continued interest in Laureate.

Sincerely,

Kenneth W. Freeman
 Chairman of the Board of Directors

        The proxy statement is dated March 27, 2020 and is first being made available to stockholders on or about March 27, 2020.

NOTICE OF 2020 ANNUAL MEETING
OF STOCKHOLDERS

        The 2020 Annual Meeting of Stockholders of Laureate Education, Inc., a public benefit corporation formed under the laws of Delaware, will be held on Monday, May 11, 2020, at 10:00 a.m., Eastern Daylight Time, via a virtual meeting that will be webcast live and accessed at www.virtualshareholdermeeting.com/LAUR2020 for the following purposes:

  1.
  To elect a Board of eleven (11) directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2021, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

  2.
  To hold an advisory vote to approve named executive officer compensation.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020.

  4.
  To transact such other business as may properly come before the 2020 Annual Meeting and any adjournments thereof.

        The Proxy Statement accompanying this Notice describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.

        The Board of Directors has fixed the close of business on March 16, 2020 as the record date for the 2020 Annual Meeting. Only the holders of record of our Class A common stock or Class B common stock as of the close of business on the record date are entitled to notice of, and to vote at, the 2020 Annual Meeting webcast and any adjournments thereof. A list of the holders of record of our Class A common stock and Class B common stock will be available at the 2020 Annual Meeting webcast and, during the 10 days prior to the 2020 Annual Meeting webcast, at the offices of our corporate headquarters located at 650 S. Exeter Street, Baltimore, Maryland 21202.

        Laureate is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report to Stockholders. We believe that this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

        You can vote your shares of Class A common stock or Class B common stock by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2020 Annual Meeting webcast and wish to modify your vote, you may revoke your proxy and vote in person via attendance at the 2020 Annual Meeting webcast.

BY ORDER OF THE BOARD OF DIRECTORS:

Baltimore, Maryland March 27, 2020	Victoria E. Silbey Senior Vice President, Secretary, Chief Legal Officer and Chief Ethics & Compliance Officer

PROXY STATEMENT SUMMARY

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 11, 2020 10:00 a.m., Eastern Daylight Time
Place:	Virtual Meeting via live webcast at www.virtualshareholdermeeting.com/LAUR2020
Record Date:	March 16, 2020

Voting Matters and Board Recommendation

	Proposal Description	Board Vote Recommendation	Page Number with More Information
Proposal 1	Election of 11 Directors	"FOR" all nominees	7
Proposal 2	Advisory vote on executive compensation	"FOR"	60
Proposal 3	Ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm	"FOR"	61

        This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all of the information that you should consider before voting. Please review the complete Proxy Statement and Laureate's Annual Report on Form 10-K for additional information.

650 S. Exeter Street
Baltimore, Maryland 21202

PROXY STATEMENT FOR THE LAUREATE EDUCATION, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2020

        This Proxy Statement is being furnished to the holders of the Class A common stock and Class B common stock of Laureate Education, Inc., a Delaware public benefit corporation ("Laureate"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2020 Annual Meeting of Stockholders of Laureate (the "2020 Annual Meeting") to be held on Monday, May 11, 2020, at 10:00 a.m., Eastern Daylight Time, via a virtual meeting that will be webcast live and accessed at www.virtualshareholdermeeting.com/ LAUR2020, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of 2020 Annual Meeting.

        On or about March 27, 2020, our proxy materials or the Notice of Internet Availability of Proxy Materials, as applicable, are being mailed, and this Proxy Statement and the other proxy materials are being made available via the Internet free of charge at www.proxyvote.com, to all stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting webcast. At the close of business on March 16, 2020, the record date for the 2020 Annual Meeting, there were 118,822,074 shares of Class A common stock and 90,813,257 shares of Class B common stock, respectively, outstanding and entitled to notice of and to vote at the 2020 Annual Meeting webcast. Only the holders of record of our Class A common stock and Class B common stock as of the close of business on the record date are entitled to notice of, and to vote at, the 2020 Annual Meeting webcast and any adjournments thereof.

        If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke the proxy at any time prior to its use by filing with the Secretary of Laureate a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Sunday, May 10, 2020, in accordance with the instructions on the accompanying proxy card or vote instruction form. A stockholder who attends the 2020 Annual Meeting via webcast may revoke his or her proxy at that time and vote in person via attendance at the virtual meeting if so desired.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the 2020 Annual Meeting webcast will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

  PROPOSAL 1:    FOR the election of Brian F. Carroll, Andrew B. Cohen, William L. Cornog, Pedro del Corro, Michael J. Durham, Kenneth W. Freeman, George Muñoz, Dr. Judith Rodin, Eilif Serck-Hanssen, Ian K. Snow, and Steven M. Taslitz, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2021, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

  PROPOSAL 2:    FOR the advisory vote to approve named executive officer compensation.

  PROPOSAL 3:    FOR ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020.

  PROPOSAL 4:    In the discretion of the proxies with respect to the transaction of such other business as may properly come before the 2020 Annual Meeting webcast and any adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION UNDER PROPOSAL 2, AND "FOR" THE RATIFICATION OF AUDITORS UNDER PROPOSAL 3.

i

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING

Q:
Why did I receive these materials?

A:
We are making this Proxy Statement available to you on or around March 27, 2020 because the Board of Directors is soliciting your proxy to vote at the 2020 Annual Meeting to be held on Monday, May 11, 2020, at 10:00 a.m., Eastern Daylight Time, via a virtual meeting that will be webcast live and accessed at www.virtualshareholdermeeting.com/LAUR2020, or at any adjournments thereof. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described below.

Q:
Who is entitled to attend and vote at the Annual Meeting?

A:
You can attend and vote at the 2020 Annual Meeting webcast if, as of the close of business on March 16, 2020, the record date for the 2020 Annual Meeting, you were a stockholder of record of Laureate's Class A common stock or Class B common stock. As of the record date, there were 118,822,074 shares of our Class A common stock and 90,813,257 shares of our Class B common stock outstanding.

  To attend and participate in the 2020 Annual Meeting webcast, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

Q:
What is the difference between being a registered stockholder and holding shares in street name?

A:
A registered stockholder holds shares in his or her name. Shares held in street name means that shares are held in the name of a bank, broker or other nominee on the holder's behalf.

Q:
What do I do if my shares are held in street name?

A:
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

Q:
What are the voting rights of each class of stock?

A:
For each proposal, stockholders are entitled to cast one vote for each share of Class A common stock held as of the record date and 10 votes for each share of Class B common stock held as of the record date. There are no cumulative voting rights.

Q:
How do I attend and vote at the Annual Meeting?

A:
We will be hosting the 2020 Annual Meeting live via audio webcast. Any stockholder can attend the 2020 Annual Meeting live online by accessing www.virtualshareholdermeeting.com/LAUR2020. You will need to obtain your own Internet access if you choose to virtually attend the 2020 Annual Meeting. If you were a stockholder as of the Record Date, or you hold a valid proxy for the 2020

  Annual Meeting, you can vote at the 2020 Annual Meeting. A summary of the information that you need to attend the 2020 Annual Meeting webcast is provided below:

  •
  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/LAUR2020.

  •
  Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/LAUR2020 on the day of the 2020 Annual Meeting.

  •
  Webcast starts at 10:00 a.m., Eastern Daylight Time.

  •
  You will need your 16-Digit Control Number to enter the 2020 Annual Meeting.

  •
  Stockholders may submit questions while attending the 2020 Annual Meeting via the Internet.

  •
  Webcast replay of the 2020 Annual Meeting will be available until May 11, 2021.

Q:
What if during the check-in time or during the 2020 Annual Meeting webcast I have technical difficulties or trouble accessing the virtual meeting website?

A:
We will have technicians ready to assist you with any technical difficulties that you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the 2020 Annual Meeting login page.

Q:
Can I vote my shares before the Annual Meeting?

A:
Yes. If you are a registered stockholder, there are three ways to vote your shares before the 2020 Annual Meeting webcast:

•
By Internet (www.proxyvote.com)—Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 10, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

•
By telephone (1-800-690-6903)—Submit your vote by telephone until 11:59 p.m. EDT on May 10, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

•
By mail—If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it using the instructions on the card. To be valid, proxy cards must be received before the start of the 2020 Annual Meeting webcast.

  If your shares are held in street name, your bank, broker or other nominee may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a vote instruction form so that you can instruct your bank, broker or other nominee how to vote your shares.

  Please see the Notice of Internet Availability of Proxy Materials or the information that your bank, broker or other nominee provided you for more information on these voting options.

Q:
Can I revoke my proxy or change my voting instructions once submitted?

A:
If you are a registered stockholder, you can revoke your proxy and change your vote before the 2020 Annual Meeting webcast by:

•
Sending a written notice of revocation to our executive offices to the attention of our Secretary (the notification must be received by 11:59 p.m. EDT on May 10, 2020). The notice should be addressed as follows:

    Laureate Education, Inc.
    650 S. Exeter Street,
    Baltimore, Maryland 21202
    Attn: Secretary

  •
  Voting again by Internet or telephone before 11:59 p.m. EDT on May 10, 2020 (only the latest vote you submit will be counted); or

  •
  Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the 2020 Annual Meeting webcast).

  If your shares are held in street name, you should contact your bank, broker or other nominee about revoking your voting instructions and changing your vote before the 2020 Annual Meeting webcast.

  If you are eligible to vote at the 2020 Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the 2020 Annual Meeting webcast by casting a ballot via the online platform before the polls close.

Q:
What will happen if I submit my proxy but do not vote on a proposal?

A:
If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•
"FOR" the election of Brian F. Carroll, Andrew B. Cohen, William L. Cornog, Pedro del Corro, Michael J. Durham, Kenneth W. Freeman, George Muñoz, Dr. Judith Rodin, Eilif Serck-Hanssen, Ian K. Snow, and Steven M. Taslitz, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2021, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal;

•
"FOR" the advisory vote to approve named executive officer compensation; and

•
"FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020.

  If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

Q:
What will happen if I neither submit my proxy nor vote my shares in person at the 2020 Annual Meeting?

A:
If you are a registered stockholder, your shares will not be voted.

  If your shares are held in street name, your bank, broker or other nominee may vote your shares on certain "routine" matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your bank, broker or other nominee can:

  •
  Vote your street-name shares even though you have not provided voting instructions; or

  •
  Choose not to vote your shares.

  The other matters that you are being asked to vote on are not routine and cannot be voted by your bank, broker or other nominee without your instructions. When a bank, broker or other nominee is unable to vote shares for this reason, it is called a "broker non-vote."

Q:
What does it mean if I receive more than one set of materials?

A:
You probably have multiple accounts with us and/or banks, brokers or other nominees. You should vote all of the shares represented by the proxy cards and/or voting instruction forms. Certain banks, brokers or other nominees have procedures in place to discontinue duplicate mailings upon a stockholder's request. You should contact your bank, broker or other nominee for more information.

Q:
How many shares must be present to conduct business at the 2020 Annual Meeting?

A:
To carry on the business of the 2020 Annual Meeting, holders of a majority of the voting power of Class A common stock and Class B common stock issued and outstanding as of the record date must be present in person via attendance at the virtual meeting or represented by proxy.

Q:
What vote is required to approve each proposal?

A:
For Proposal 1, unless otherwise provided in the Wengen Securityholders Agreement (as herein defined), directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person via attendance at the virtual meeting or represented by proxy at the 2020 Annual Meeting at which a quorum is present, which means that the 11 nominees receiving the highest number of affirmative votes will be elected.

  For Proposal 2, the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2020 Annual Meeting at which a quorum is present will be required for approval.

  For Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020, the affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present in person via attendance at the virtual meeting or represented by proxy (and entitled or required to vote thereon) at the 2020 Annual Meeting at which a quorum is present will be required for approval.

Q:
Are abstentions and broker non-votes counted in the vote totals?

A:
A broker non-vote occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your bank, broker or other nominee holds your shares in its name and you do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a bank, broker or other nominee who has received no instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our 2020 Annual Meeting, only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your bank, broker or other nominee will therefore not have discretion to vote on the election of directors or the advisory vote to approve named executive officer compensation, as these are "non-routine" matters.

  Broker non-votes and abstentions by stockholders from voting (including banks, brokers or other nominees holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present at the virtual meeting. However, as the 11 nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of Directors. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy, required for Proposal 2, because it is a non-routine matter, abstentions will have the effect of a vote against Proposal 2 and broker non-votes will not impact the outcome of Proposal 2. With regard to the affirmative vote of the shares present at the virtual meeting or represented by proxy required for Proposal 3, it is a routine matter so there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2020 Annual Meeting), and abstentions will have the effect of a vote against Proposal 3.

Q:
How are votes counted?

A:
In the election of directors, Proposal 1, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

  For Proposal 2 and Proposal 3, you may vote "FOR," "AGAINST," or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors. (See "What will happen if I submit my proxy but do not vote on a proposal?" for additional information.)

Q:
Is my vote confidential?

A:
Yes. The vote of any stockholder will not be revealed to anyone other than a tabulator of votes or an election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against Laureate, (iii) to allow the Inspectors of Election to certify the results of the stockholder vote, (iv) in the event that a proxy solicitation in opposition to Laureate or the election of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

Q:
Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A:
Management does not know of any business to be transacted at the 2020 Annual Meeting other than those matters described in this Proxy Statement. The period specified in the proxy statement for our 2019 Annual Meeting of Stockholders for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Q:
Who will pay the cost of soliciting votes for the 2020 Annual Meeting?

A:
We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of Laureate by directors, officers or employees of Laureate in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Q:
Why hold a virtual meeting?

A:
We are excited to use technology designed to increase stockholder access, save Laureate and our stockholders time and money, and provide to our stockholders the rights and opportunities to participate in the virtual meeting similar to what they would have at an in-person meeting. Furthermore, in light of the concerns regarding novel coronavirus (COVID-19), we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q:
When will you publish the results of the 2020 Annual Meeting?

A:
We will include the results of the votes taken at the 2020 Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the 2020 Annual Meeting webcast.

PROPOSAL 1: ELECTION OF DIRECTORS

        At the 2020 Annual Meeting, our stockholders will be asked to elect 11 directors for a one-year term expiring at the next annual meeting of stockholders. Subject to the Wengen Securityholders Agreement (as defined below), each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

Recommendation of our Board of Directors

        Our Board of Directors recommends voting "FOR" the election of each of the Director nominees as directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2021, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

        Each proxy or vote instruction form will be voted for the election of each of the Director nominees as directors, unless the proxy contains contrary instructions. Shares of Class A common stock and Class B common stock represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

        Each of the nominees currently serves as a member of our Board of Directors. Three of our directors are elected in accordance with the provisions of the Wengen Securityholders Agreement (as defined below). See "—Corporate Governance—Directors Designated by Certain of the Wengen Investors under the Wengen Securityholders Agreement." Subject to the provisions of the Wengen Securityholders Agreement, our directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

Nominees for Election to the Board of Directors

        The names of the nominees for election to the Board of Directors and certain information about such nominees, including their ages, are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters."

Name	Age	Position
Brian F. Carroll*	48	Director
Andrew B. Cohen	48	Director
William L. Cornog	55	Director
Pedro del Corro*	62	Director
Michael J. Durham*	69	Director
Kenneth W. Freeman*	69	Director, Chairman of the Board
George Muñoz*	68	Director
Dr. Judith Rodin*	75	Director
Eilif Serck-Hanssen	54	Director, President and Chief Executive Officer
Ian K. Snow*	50	Director
Steven M. Taslitz	61	Director

*
Independent director.

        Brian F. Carroll is the managing partner of Carroll Capital LLC. He was, through 2016, a member of KKR, a global alternative asset manager. He joined KKR in 1995 and was head of the consumer and retail teams in Europe. He also was a member of the European Investment Committee. Prior to joining KKR, Mr. Carroll was with Donaldson, Lufkin & Jenrette, where he worked on a broad range of high yield financing, corporate finance and merchant banking transactions. In the past five years, Mr. Carroll has served as a member of the boards of directors of Flowgroup Plc, Pets at Home Group Plc, Cognita, Northgate Information Solutions, SMCP and Afriflora. Mr. Carroll earned a B.S. and B.A.S. from the University of Pennsylvania and an M.B.A. from Stanford University Graduate School of Business. Mr. Carroll has been a Director and the Chairman of the Compensation Committee of our Board of Directors since July 2007.

        Andrew B. Cohen is the chief investment officer and co-founder of Cohen Private Ventures, LLC, which invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen. From 2002 to 2005 and from 2010 to 2014, Mr. Cohen was an analyst and portfolio manager at S.A.C. Capital Advisors, L.P., an investment management firm and the predecessor to Cohen Private Ventures, LLC. From 2005 to 2009, Mr. Cohen was a managing director and partner of Dune Capital Management LP, an investment management firm. Mr. Cohen began his career at Morgan Stanley, where he was an analyst in the real estate department and principal investing group (MSREF) and then an associate in the mergers and acquisitions group after business school. Mr. Cohen currently is a director of Republic First Bancorp, Inc. and serves as a member of the boards of directors of several private companies. He also serves on the National Advisory Board of the Johns Hopkins Berman Institute of Bioethics and the Painting and Sculpture Committee of The Whitney Museum of American Art. In the past five years, Mr. Cohen has served as a member of the board of directors of Kadmon Holdings, Inc. Mr. Cohen earned a B.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Cohen has been a Director since June 2013.

        William L. Cornog joined KKR Capstone, a consulting firm that provides services to KKR portfolio companies, in 2002 and currently serves as the managing partner of KKR Capstone. Mr. Cornog serves as a member of KKR's Americas, EMEA, APAC, Infrastructure, TMT Growth Portfolio Management, Investment & Distribution and Valuation Committees. Prior to joining KKR Capstone, Mr. Cornog was with Williams Communications Group as the senior vice president and general manager of network services. Prior to Williams Communications Group, Mr. Cornog was a partner at The Boston Consulting Group. Mr. Cornog also has worked in direct marketing with Age Wave Communications and in marketing and sales positions with SmithKline Beckman. Mr. Cornog currently is a director of Channel Control Merchants and Optir, private companies in which KKR is an investor. Mr. Cornog earned a B.A. from Stanford University and an M.B.A. from Harvard Business School. Mr. Cornog has been a Director since February 2017 and the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors since January 2018.

        Pedro del Corro is a member of Torreal, S.A. ("Torreal"), one of the largest private investment firms in Spain. He joined Torreal in 1990 and is currently a managing director and a member of its board. Prior to joining Torreal, Mr. del Corro held various positions with Procter & Gamble in Spain, Belgium, the United Kingdom and Portugal. Mr. del Corro currently is a director of each of Arbarin Sicav, S.A. and Inversiones Naira Sicav, S.A. In the past five years, he has served as a member of the boards of directors of Universidad Europea de Madrid, S.L.U., Imagina Media Audiovisual, S.L. and Saba Infraestructuras. Mr. del Corro earned a law degree from the Universidad de Deusto and a business administration degree from ICADE Business School—Universidad Pontificia de Comillas. Mr. del Corro has been a Director since February 2017.

        Michael J. Durham was a member of the board of directors and chairman of the audit committee of Travelport Worldwide Limited from 2014 until June 2019. From 2000 to 2012, Mr. Durham was the president and chief executive officer of Cognizant Associates ("Cognizant"), a consulting company he founded. Before founding Cognizant, Mr. Durham served as director, president and chief executive officer of The Sabre Group, Inc. ("Sabre"), then a NYSE-listed company providing information technology services to the travel industry. Mr. Durham held those positions from October 1996, the date of Sabre's initial public offering, until October 1999. Prior to that, Mr. Durham worked at AMR Corp./American Airlines, serving as the senior vice president and treasurer of AMR Corporation and the senior vice president of finance and the chief financial officer of American Airlines until he assumed the position of president of Sabre. In the past five years, Mr. Durham has served as a member of the boards of directors of Cambridge Capital Acquisition Corp. and The Hertz Corporation. Mr. Durham earned a B.A. from the University of Rochester and an M.B.A. from Cornell University. Mr. Durham has been a Director since April 2017.

        Kenneth W. Freeman has served as the Chairman of our Board of Directors since January 2019. Mr. Freeman is Dean Emeritus and Professor of the Practice at Boston University Questrom School of Business. He was named Dean Emeritus in September 2018 after serving as the Allen Questrom Professor and Dean from August 2010 to September 2018. Mr. Freeman served as a senior advisor of KKR from August 2010 through December 2014. From October 2009 to August 2010, Mr. Freeman was a member of KKR Management LLC, the general partner of KKR & Co. L.P. Mr. Freeman was a member of the limited liability company that served as the general partner of KKR from 2007. He joined the firm as a managing director in May 2005. From May 2004 to December 2004, Mr. Freeman was the chairman of Quest Diagnostics Incorporated, and from January 1996 to May 2004, he served as the chairman and chief executive officer of Quest Diagnostics Incorporated. From May 1995 to December 1996, Mr. Freeman was the president and chief executive officer of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics Incorporated. Prior to that, he served in various general management and financial roles with Corning Incorporated. Mr. Freeman currently is a director of the Center for Higher Ambition Leadership. In the past five years, Mr. Freeman has served as chairman of the board of trustees of Bucknell University, chairman of the Graduate Management Admission Council and chairman of Lake Region Medical, Inc. Mr. Freeman earned a BSBA from Bucknell University and an M.B.A. from Harvard Business School. Mr. Freeman has been a Director since April 2017.

        George Muñoz has been a principal in the Washington, D.C.-based investment banking firm Muñoz Investment Banking Group, LLC since 2001. Mr. Muñoz has also been a partner in the Chicago-based law firm Tobin & Muñoz, LLC since 2002. Mr. Muñoz served as the president and chief executive officer of the Overseas Private Investment Corporation from 1997 to January 2001. Mr. Muñoz was the chief financial officer and assistant secretary of the U.S. Treasury Department from 1993 until 1997. Mr. Muñoz is a certified public accountant and an attorney. Mr. Muñoz served three terms as president of the Chicago Board of Education in the mid-1980s. Mr. Muñoz has taught courses in globalization at Georgetown University in Washington D.C. and is co-author of the book "Renewing the American Dream: A Citizen's Guide for Restoring of Competitive Advantage." Mr. Muñoz currently is a director of each of Marriott International, Inc. (and a member of its audit committee), Altria Group, Inc. and Anixter International, Inc. (and a member of its compensation committee), and a trustee of the National Geographic Society. Mr. Muñoz earned a B.B.A. from the University of Texas, a J.D. and a Master of Public Policy from Harvard University, and an LL.M. in Taxation from DePaul University. Mr. Muñoz has been a Director since March 2013 and the Chairman of the Audit Committee of our Board of Directors since August 2013.

        Dr. Judith Rodin served as the president of The Rockefeller Foundation from March 2005 to January 2017. The foundation supports efforts to combat global social, economic, health and environmental challenges. From 1994 to 2004, Dr. Rodin served as the president of the University of Pennsylvania. Before that, Dr. Rodin chaired the Department of Psychology at Yale University, and also served as the dean of the Graduate School of Arts and Sciences and provost, and served as a faculty member at the university for 22 years. From 1997 to 2013, Dr. Rodin served as a member of the board of directors of AMR Corporation (and a member of its audit committee). From 2002 to 2018, Dr. Rodin served as a member of the board of directors of Comcast Corporation (and a member of its audit and compensation committees). From 2004-2017, Dr. Rodin served as a member of the board of directors of Citigroup Inc. (and a member of its compensation committee). Dr. Rodin currently serves as a member of the boards of directors of several private companies, and advises and speaks globally on education, resilience, impact investing and philanthropy. Dr. Rodin earned a B.A. from the University of Pennsylvania and a Ph.D. from Columbia University. Dr. Rodin has been a Director since December 2013.

        Eilif Serck-Hanssen has served as our Chief Executive Officer since January 2018 and took on the additional title of President in July 2019. From March 2017 to December 2017, Mr. Serck-Hanssen served as our President and Chief Administrative Officer, as well as our Chief Financial Officer. From July 2008 through March 2017, Mr. Serck-Hanssen served as our Executive Vice President and Chief Financial Officer. From February 2008 until July 2008, Mr. Serck-Hanssen served as chief financial officer and president of international operations at XOJET, Inc. In January 2005, Mr. Serck-Hanssen was part of the team that founded Eos Airlines, Inc., a premium airline, and until February 2008, Mr. Serck-Hanssen served as its executive vice president and chief financial officer. Prior to starting Eos Airlines, Mr. Serck-Hanssen served in several financial executive positions at US Airways, Inc. (now American Airlines, Inc.) and Northwest Airlines, Inc. (now Delta Airlines, Inc.), including serving as a senior vice president and treasurer of US Airways, Inc. Prior to joining the airline industry, Mr. Serck-Hanssen spent over five years with PepsiCo, Inc., in various international locations and three years with PricewaterhouseCoopers LLP (formerly Coopers & Lybrand Deloitte) in London. He is an Associate Chartered Accountant (ACA) and a member of the Institute of Chartered Accountants in England and Wales. Mr. Serck-Hanssen earned a B.A. from the University of Kent at Canterbury (United Kingdom), a B.S. from the Bergen University College (Norway) and an M.B.A. from the University of Chicago Booth School of Business. Mr. Serck-Hanssen has been a Director since January 2018.

        Ian K. Snow is chief executive officer and a co-founding partner of Snow Phipps Group, LLC ("Snow Phipps"), a private equity firm. Prior to the formation of Snow Phipps in April 2005, Mr. Snow was a managing director at Ripplewood Holdings L.L.C., a private equity firm, where he worked from its inception in 1995 until March 2005. He currently serves as a director of each of the following private companies in which Snow Phipps holds an equity interest: Blackhawk Industrial Distribution, Inc., Brook &Whittle Limited, Cascade Environmental LLC, DecoPac, Inc., ECRM, LLC, Electric Guard Dog, LLC, FeraDyne Outdoors, LLC, HCTec, Inc., Ideal Tridon Holdings, Inc., Kele, Inc. and Teasdale Foods, Inc. From 1996 until 2007, Mr. Snow served as a member of the board of directors of Asbury Automotive Group, Inc. (and, from 2006 until 2007, a member of its audit committee). Mr. Snow earned a B.A., with honors, from Georgetown University. Mr. Snow has been a Director since July 2007.

        Steven M. Taslitz has served since 1983 as the chairman of Sterling Partners and an owner of Sterling Fund Management, LLC, a private equity firm he co-founded with Mr. Becker and others. Mr. Taslitz currently serves as a director of each of the following privately held companies in which investment vehicles managed by Sterling Fund Management, LLC hold an equity interest: Black Rifle Coffee Company, LLC, Innovation Holdings, LLC, Surgical Solutions, LLC, Prospect Mortgage, LLC, and Wengen Investments Limited. Mr. Taslitz also serves as a managing member of the general partners of each of Sterling's investment funds. Mr. Taslitz earned a B.A., with honors, from the University of Illinois. Mr. Taslitz has been a Director since July 2007.

        During the past ten years, none of Laureate or its current Directors has (i) been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        During the past ten years, (i) no petition has been filed under federal bankruptcy laws or any state insolvency laws by or against any of our current directors, (ii) no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our current directors and (iii) none of our current directors was an executive officer of any business entity or a general partner of any partnership at or within two years before the filing of a petition under the federal bankruptcy laws or any state insolvency laws by or against such entity.

        With the exception of Mr. del Corro, who holds Spanish citizenship, all of the Directors listed above are U.S. citizens.

Corporate Governance

  Directors Designated by Certain of the Wengen Investors under the Wengen Securityholders Agreement

        Our Board of Directors consists of 11 persons, three of whom are designated pursuant to the amended and restated securityholders agreement, dated February 6, 2017 (the "Wengen Securityholders Agreement"), among the Company, Wengen Alberta, Limited Partnership, an Alberta limited partnership and our controlling stockholder ("Wengen"), and certain other parties thereto. Under the Wengen Securityholders Agreement, each of the following is entitled to designate one of our directors so long as each owns at least 5,357,143 shares held through or acquired from Wengen: (i) Cohen Private Ventures, LLC (together with its affiliates, "CPV"), (ii) Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR") and (iii) Sterling Capital Partners II, L.P., Sterling Capital Partners III, L.P., SP L Affiliate, LLC, Douglas L. Becker and Mr. Taslitz and each of their respective affiliates (together, the "Sterling Parties"). Mr. Cohen currently serves as the CPV designated director, Mr. Cornog currently serves as the KKR designated director and Mr. Taslitz currently serves as the Sterling designated director.

        Pursuant to the Wengen Securityholders Agreement, in the event that any of CPV, KKR or the Sterling Parties ceases to own its respective minimum number of shares, the director designee selected by such party shall offer his or her resignation and such party shall no longer be entitled to designate a director to our Board of Directors. The Wengen Securityholders' Agreement does not terminate upon the dissolution of Wengen.

        The Wengen Securityholders Agreement further provides that until Wengen ceases to own at least 40% of the common equity of Laureate, it is entitled to designate a proportion of our directors commensurate with its relative economic ownership of our common stock. On September 12, 2019, Wengen and its investors collectively ceased to own at least 40% of the common equity of Laureate. Consequently, Wengen's right under the Wengen Securityholders Agreement to designate directors to serve on our Board of Directors terminated. The Wengen Securityholders Agreement did not require the director designees selected by Wengen—Messrs. Carroll, del Corro and Snow—to offer their resignations. Accordingly, as of March 27, 2020, each of Messrs. Carroll, del Corro and Snow continues to serve on our Board of Directors.

  Director Independence

        As discussed below, as a "controlled company," we are not subject to the rules of The Nasdaq Stock Market ("Nasdaq") requiring that our Board of Directors be comprised of a majority of independent directors. Our Board of Directors did, however, evaluate the independence of Dr. Rodin and Messrs. Carroll, del Corro, Durham, Freeman, Muñoz and Snow based on the Nasdaq definition of independence. The Nasdaq rules require that determinations regarding the independence of directors are made by the boards of directors of listed companies. The Nasdaq rules characterize an independent director as a director who is not an executive officer or employee of the company and who does not have a relationship that, in the opinion of the board of directors, would interfere with exercising independent judgment in carrying out a director's responsibilities. The Nasdaq rules contain certain categorical standards that serve as prohibitions against directors with certain specified relationships being considered independent.

        After careful review of the information provided by each director whose independence was being evaluated and conducting discussions with each such director, and upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors affirmatively determined that each of Dr. Rodin and Messrs. Carroll, del Corro, Durham, Freeman, Muñoz and Snow satisfied the Nasdaq independence standards for purposes of serving as a director on our Board of Directors.

  Controlled Company Exception

        Wengen controls a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain Nasdaq corporate governance standards, including:

  •
  the requirement that a majority of the board of directors consist of independent directors;

  •
  the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

        We utilize, and intend to continue to utilize, certain of these exemptions. As of March 27, 2020, a majority of our Board of Directors consist of independent directors; however, our Nominating and Corporate Governance Committee and Compensation Committee do not and will not consist entirely of independent directors and such committees do not and will not be subject to annual performance evaluations. Accordingly, for so long as we are a "controlled company," our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

  Board Leadership Structure

        Our Board of Directors currently is led by an independent director, Kenneth W. Freeman, Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals. This flexibility allows our Board of Directors to decide, from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the stockholders, whether the two roles should be combined or separated. Our Board of Directors believes that our stockholders are best served at this time by having an independent director serve as Chairman of the Board. Our Board of Directors believes that this leadership structure effectively allocates authority, responsibility and oversight between management and members of our Board of Directors. The Chief Executive Officer retains primary responsibility for the operational leadership and strategic direction of the Company, while the Chairman facilitates our Board's oversight of management and promotes communication between senior management and Directors.

  Board Attendance

        During 2019, our Board of Directors held 11 meetings and its committees collectively held 22 meetings. All of our Directors attended at least 75% of Board and applicable committee meetings in 2019. Directors are expected to attend meetings of our Board of Directors, meetings of the committees upon which they serve and meetings of our stockholders absent cause. Each incumbent Director attended the annual meeting of stockholders in May 2019.

  Board Committees

        Our Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Committee on Education.

        The Audit Committee meets with our independent auditors to: (i) review whether satisfactory accounting procedures are being followed by us and whether our internal accounting controls are adequate; (ii) monitor audit and non-audit services performed by the independent auditors; (iii) approve fees charged by the independent auditors; and (iv) perform all other oversight and review of Laureate's financial reporting process. The Audit Committee also reviews the performance of the independent auditors and annually selects the firm of independent auditors to audit Laureate's financial statements. The Audit Committee currently consists of Messrs. Muñoz, Durham and Freeman, who each have sufficient knowledge in financial and auditing matters, and the Board of Directors has determined that Mr. Muñoz is an "audit committee financial expert" for purposes of Regulation S-K, Item 407(d)(5). Mr. Muñoz also serves as the Audit Committee's chairman. The Board of Directors has affirmatively determined that each of Messrs. Muñoz, Durham and Freeman meets the definition of "independent director" for purposes of the Nasdaq rules and the independence requirements of Rule 10A-3 of the Securities and Exchange Act of 1934 (as amended, the "Exchange Act") and the Nasdaq listing rules. There were nine meetings of the Audit Committee during 2019.

        The Compensation Committee reviews and advises our Board of Directors on the Company's overall compensation philosophy, polices and plans, reviews and approves the compensation for the Chief Executive Officer and the other executive officers of Laureate and generally reviews benefits and compensation for all officers and employees. The Compensation Committee also administers our equity plans and approves grants of equity awards. The Compensation Committee currently consists of Messrs. Carroll, Cohen, Cornog, del Corro, Freeman and Muñoz, with Mr. Carroll serving as the current Chairman. There were six meetings of the Compensation Committee during 2019.

        The Nominating and Corporate Governance Committee develops and recommends to the Board of Directors criteria for selecting qualified director candidates, identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors candidates for election to the Board of Directors, considers committee member qualifications, appointment and removal, recommends corporate governance principles, promotes and assesses the Company's stated public benefit and activities as a public benefit corporation, and provides oversight in the evaluation of the Board of Directors and each committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Cornog, Durham and Snow and Dr. Rodin. Mr. Cornog serves as the current Chairman of the Nominating and Corporate Governance Committee. There were four meetings of the Nominating and Corporate Governance Committee during 2019.

        The Committee on Education reviews and advises our Board of Directors regarding academic matters and policies, as well as new education products and technologies. The Committee on Education works closely with our Board Advisory Committee on Education, which also includes distinguished outside educational experts. The Committee on Education currently consists of Messrs. Freeman and Taslitz and Dr. Rodin, with Dr. Rodin serving as the current Chairwoman. There were three meetings of the Committee on Education during 2019.

        Each of the above Committees has adopted a written charter, which has been approved by our Board of Directors. Copies of each charter are available on our website at http://investors.laureate.net under "Leadership & Governance."

  Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During 2019, no member of the Compensation Committee (i) had a relationship with us other than as a Director and, in certain cases, a stockholder or (ii) was (A) an officer or employee or a former officer, (B) a participant in a "related person" transaction or (C) an executive officer of another entity where one of our executive officers served on the Board of Directors. See "Certain Relationships and Related Party Transactions, and Director Independence" for a discussion of certain transactions to which affiliates of the members of the Compensation Committee were party.

  Code of Conduct and Ethics

        The Company has adopted a code of conduct and ethics that applies to all of its employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Conduct and Ethics is available on our website at http://investors.laureate.net under "Leadership & Governance."

  Board Oversight of Risk Management

        Our Board of Directors' role in risk oversight of the Company is consistent with the Company's leadership structure, with the President and CEO and other members of our executive leadership team having responsibility for assessing and managing the Company's risk exposure and our Board of Directors and its committees providing oversight in connection with those efforts. Our Board of Directors exercises these responsibilities regularly as part of its meetings and also through its committees, each of which examines various components of risk as part of its responsibilities. Our Board of Directors regularly reviews the Company's risk management program and processes.

        The Audit Committee, among other things, has responsibility for oversight of risk management and in connection therewith (i) reviews with our President and CEO and CFO any report on significant deficiencies in the design or operation of our internal controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in our internal controls identified to the auditors, and any fraud that involves management or other employees who have a significant role in our internal controls; (ii) reviews and approves any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties; (iii) provides oversight of the Company's ethics and compliance activities; (iv) discusses with management and our independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies; (v) discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures; and (vi) reviews with the Company's chief legal officer and reports to our Board of Directors on litigation, material government investigations and compliance with applicable legal requirements and the Company's Code of Conduct.

        The Compensation Committee, among other things, monitors and assesses the risks associated with the Company's compensation programs and policies and consults with its independent compensation consultant and with management regarding such risks.

        The Nominating and Corporate Governance Committee, among other things, (i) reviews on an ongoing basis the adequacy of the corporate governance principles applicable to the Company and (ii) in consultation with the Audit Committee, reviews the Company's Code of Conduct periodically and recommends such changes to such Code of Conduct as the Committee shall deem appropriate, and adopts procedures for monitoring and enforcing compliance with such Code of Conduct.

        The Committee on Education, among other things, reviews on an ongoing basis and monitors risk associated with accreditation, academic quality, program development, student experience and outcomes, faculty development and technology infrastructure with respect to of all of the Company's institutions.

        The Company's executive leadership team is responsible for assessing and managing the Company's various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies. The Company has developed a consistent, systemic and integrated approach to risk management, including the risk management program, to help determine how best to identify, manage, and mitigate significant risks throughout the Company. Management regularly reports to our Board of Directors and its committees on a variety of risks.

  Delinquent Section 16(a) Reports

        Based on a review of reports filed with the Securities and Exchange Commission (the "SEC") by our directors, executive officers and beneficial owners of more than 10% of our Class A common stock regarding their ownership and transactions in our common stock and written representations from those directors and executive officers, we believe that each director, executive officer and beneficial owner of more than 10% of our Class A common stock has filed timely reports under Section 16(a) of the Exchange Act during 2019, except that one Form 4 with respect to shares co-owned by Mr. Taslitz was filed late in connection with a cashless option exercise by one of Mr. Taslitz's co-owners of such shares. See "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Beneficial Ownership Table—Note 17" for additional information.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of our compensation philosophy, objectives, material elements of compensation, and the factors and process used in making compensation decisions with respect to our fiscal year 2019 named executive officers ("NEOs") listed below.

NEOs	Title
Eilif Serck-Hanssen(1)	President and Chief Executive Officer
Jean-Jacques Charhon	Executive Vice President and Chief Financial Officer
Timothy Grace	Chief Human Resources Officer
Victoria Silbey(2)	Senior Vice President, Secretary, Chief Legal Officer and Chief Ethics and Compliance Officer
Paula Singer	Chief Executive Officer of Walden and Laureate Online Partners
Ricardo Berckemeyer(3)	Former President and Chief Operating Officer
José Roberto Loureiro(4)	Former Chief Executive Officer, Brazil

(1)
Mr. Serck-Hanssen has served as our Chief Executive Officer since January 1, 2018 and assumed the additional role of President effective July 15, 2019.

(2)
Ms. Silbey has served as our Senior Vice President, Secretary and Chief Legal Officer since September 2017 and assumed the additional role of Chief Ethics and Compliance Officer in November 2019.

(3)
Mr. Berckemeyer's employment terminated on July 15, 2019.

(4)
Mr. Loureiro's employment terminated on July 31, 2019.

The discussion regarding the 2019 compensation of our NEOs is divided into five sections.

Page:
Executive Summary	16
Compensation Governance	18
Executive Compensation Program	19
Policies and Other Considerations	28
Recent Developments	30

  Executive Summary

        The primary focus of our compensation philosophy is to pay for performance. We believe that our programs are effectively designed, align well with the interests of our stockholders and are instrumental to achieving our business strategy and key financial objectives.

        In addition to executing our business plan to achieve strategic and operational results, such as driving financial performance, expanding margins, improving liquidity, and maximizing academic quality and successful student outcomes, the most critical strategic priorities for our NEOs during 2019 were to:

  •
  Deliver on key operating metrics despite foreign currency headwinds and divestiture timing challenges;

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  Implement transformation initiatives across corporate and operating teams, resulting in cost savings and streamlining of processes;

  •
  Improve our organizational model to promote innovation, leadership and accountability within teams; and

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  Execute targeted global asset divestitures designed to simplify and rationalize our portfolio of businesses.

        Highlighted below are some of the key governance and design features with respect to our executive compensation programs for 2019:

What we do:	What we do NOT do:
Align pay with performance	Guarantee bonus payouts
Incorporate multiple performance metrics within our variable pay components	Pay when performance does not meet the pre-determined thresholds and targets
Set challenging performance objectives	Provide excessive executive perquisites
Incorporate payout caps for performance-based short- and long-term incentives	Target NEO compensation at a specific market reference
Develop an appropriate peer group for our competitive benchmarking	Award equity grants that have "single-trigger" accelerated vesting
Conduct competitive benchmarking against the peer group	Accelerate vesting of restricted stock or RSUs for retirement
Consider guidance from an independent compensation consultant	Provide a supplemental executive retirement plan or supplemental executive medical plan
Maintain stock ownership guidelines for our executive officers Maintain an executive severance policy	Provide for change in control tax gross-ups Offer payment of dividends for unearned equity awards Allow any hedging or pledging transactions

  Compensation Governance

  Pay Governance Process

        The Compensation Committee is actively engaged in the compensation process to ensure appropriate compensation governance. The majority of compensation earned by our NEOs is a function of corporate and individual financial and operational performance against pre-established goals. Our executive officers have line of sight and considerable impact on the achievement of these goals. Our CEO, management and the Compensation Committee, in consultation with the Compensation Committee's independent compensation consultant, ensure thorough oversight regarding the amount and form of executive compensation via the following pay governance processes:

Role	Management	Chief Executive Officer	Compensation Committee	Independent Compensation Consultant
Set CEO Target Compensation	—	—	Approve	Advise
Set Named Executive Officer Target Compensation	—	Recommend	Approve	Advise
Design Cash and Equity Incentive Programs (Metrics, Targets and Award Opportunities)	Develop	Recommend	Approve	Advise
Authorize Equity Grants and Cash Incentive Payouts	Recommend	Review	Approve	Review
Select and Review Peer Group	Develop	Recommend	Approve	Develop

  Independent Compensation Committee Consultant

        The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook") was retained by and reported directly to the Compensation Committee and did not provide any other services to the Company. Upon assessment of independence pursuant to SEC rules, the Compensation Committee concluded that no conflict of interest arose from this relationship. In its capacity as the Compensation Committee's independent compensation consultant with respect to compensation decisions for 2019, FW Cook provided insight to the Compensation Committee on certain regulatory requirements and concerns of our investors, assisted with the development of conceptual designs for future equity and cash incentive compensation programs and provided to the Compensation Committee relevant market data and alternatives to consider when making compensation decisions for the CEO and other NEOs.

        In order to obtain a fresh perspective on strategies that best align company performance and stockholder value with executive compensation, in September 2019, the Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant. Meridian provided services to the Compensation Committee for decisions related to 2020 compensation, but did not provide services to the Compensation Committee with respect to 2019 compensation decisions.

  Consideration of Non-Binding Advisory Stockholder Vote on Compensation

        In making executive compensation determinations, the Compensation Committee also considers the results of the non-binding, advisory shareholder votes on our executive compensation program. Our shareholders approved our executive compensation program by over 99% of votes cast on the say-on-pay proposal in our 2019 Proxy Statement. The Compensation Committee is mindful of our shareholders' endorsement of the Compensation Committee's past decisions and policies and has maintained its general approach to executive compensation for decisions made to date. The Compensation Committee will continue to consider the results from this year's and future advisory shareholder votes regarding our executive compensation program.

  Executive Compensation Program

  Compensation Philosophy, Strategy and Principles

        We design motivational incentives for our leaders to align their interests with three main priorities that are also important to our investors:

  •
  value creation and delivery through superior operating performance year after year;

  •
  a clear emphasis on long-term organizational financial stability and viability; and

  •
  securing and safeguarding the talent to manage and grow our business successfully.

        We use a diverse set of equity and cash incentives realizable upon achievement against performance targets. Each incentive is selected to encourage the right behaviors and results for our success and that of our students in the near- and long-term. Additionally, our program discourages our executives from taking excessive risk and encourages them to model, in an ethical way, our values, culture and mission, which is to expand access to quality higher education to make the world a better place.

        The following four guiding principles further shape our executive compensation program:

  •
  target compensation is designed to be competitive and reflective of the competitive value of the job in the marketplace;

  •
  the majority of actual compensation is at risk, with no guaranteed payout;

  •
  levels of pay at risk are correlated with increasing levels of responsibility and impact; and

  •
  pay must simultaneously motivate ethical decision making, educational excellence, acting with integrity and exceptional performance.

  NEO Pay

        Target compensation levels for our executive officers are not dictated by any specific percentile of the market. Rather, the Compensation Committee considers such data in addition to the following factors to establish target pay levels:

  •
  the need to attract and retain high-caliber talent;

  •
  the degree to which each executive officer has consistently delivered results;

  •
  internal pay equity;

  •
  each executive's tenure, skills and experience;

  •
  expected contributions of each executive;

  •
  future potential; and

  •
  achievement of previously established corporate performance objectives.

  Compensation Peer Group

        The Compensation Committee uses data derived from our peer group to inform its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape of our executive compensation program. The Compensation Committee uses multiple reference points when establishing target compensation levels. Because comparative compensation information is just one of several analytic tools the Compensation Committee uses in setting executive compensation, it has discretion in determining the nature and extent of its use. Moreover, given the limitations associated with comparative pay information for setting individual executive compensation, the Compensation Committee may elect not to use the comparative compensation information while making individual compensation decisions.

        Laureate's compensation peer group used for setting 2019 pay was comprised of 23 companies that were selected based upon various criteria, including, but not limited to the following:

  •
  Market capitalization (approximately one-half times to five times our market cap);

  •
  Revenues (approximately one-half times to two times our revenues);

  •
  Substantial proportion of non-US revenues (greater than 20%); and

  •
  Representation of a cross-section of sectors and industries, with a concentration of knowledge- and service-based companies.

        Our 2019 compensation peer group was:

Acadia Healthcare Company, Inc.	Amkor Technology, Inc.	CommScope Holding Company, Inc.
Convergys Corporation	Cooper-Standard Holdings Inc.	Dover Corporation
Graham Holdings Company	JELD-WEN Holding, Inc.	Jones Lang LaSalle Incorporated
Leggett & Platt, Incorporated	NCR Corporation	News Corporation
ON Semiconductor Corporation	Quanta Services, Inc.	Regal Beloit Corporation
Sanmina Corporation	Sealed Air Corporation	Sonoco Products Company
Stericycle, Inc.	The Brink's Company	The Interpublic Group of Companies, Inc.
TTM Technologies, Inc.	Vishay Intertechnology, Inc.

Executive Compensation Pay Components

  Fixed vs. Variable Pay

        Laureate's executive compensation program is composed of three main components: base salary, our Annual Incentive Plan ("AIP") and our long-term equity incentive plan. To ensure alignment with our pay for performance philosophy, we focus our executive compensation program on variable pay while still providing competitive fixed base salaries to promote both short-term and long-term retention and performance.

  Pay Mix

        The graphs below show the Annual Total Target Compensation for our CEO and Average Annual Target Compensation for other NEOs (excluding our CEO) for 2019:

        Values above do not include special equity or cash awards that were given as a part of new hire, promotional or other agreements.

  Base Salary

        The base salary of our NEOs is intended to provide a competitive fixed element of income to reward responsibility, experience, skills and competencies relative to the market, while effectively managing our overall fixed expenses. Annual salary increases, if any, are reviewed based on performance from the prior year by the Compensation Committee. The 2019 salaries for the NEOs were:

Executive	2019 Base Salary	Increase (% of 2018 Base Salary)
Eilif Serck-Hanssen	$850,000	—
Jean-Jacques Charhon	$600,000	—
Timothy Grace	$500,000	—
Victoria Silbey	$532,650	—
Paula Singer(1)	$459,000	2%
Ricardo Berckemeyer(2)	$800,000	—
José Roberto Loureiro(3)	$470,215	3%

(1)
Ms. Singer's base salary was increased to meet market trends in accordance with her position.

(2)
The pro rata portion of base salary received through Mr. Berckemeyer's termination date of July 15, 2019 was $448,717.

(3)
The pro rata portion of base salary received through Mr. Loureiro's termination date of July 31, 2019 was $261,942. Amounts are based on an average currency exchange rate of Brazil Real to United States Dollar of 0.254 for the calendar year. Mr. Loureiro's base salary was increased in accordance with statutory changes in treatment of unionized Brazil workers.

  Annual Incentive Plan

        Our annual incentive plan is intended to recognize measures of overall company performance and profitability. Both individual and organizational targets are designed to be challenging, but attainable.

        The AIP Target Amount for each NEO is based on a percentage of base salary. The actual AIP payment depends on both organizational and individual performance and is calculated using the following formula:

        The organizational multiplier for executives with corporate or regional responsibility is based on Laureate's overall business results. The organizational multiplier for executives with regional responsibility reflects an average of their regional results and Laureate's overall business results.

        Organizational multipliers for 2019 were calculated using the four metrics presented in the table below:

Financial Metric	Weight
Adjusted Financing EBITDA	30%
Unlevered Free Cash Flow	30%
Revenues	20%
New Enrollment	20%

        Of the metrics listed above, three focus on the financial sustainability of the organization: Adjusted Financing EBITDA, Unlevered Free Cash Flow and Revenues; and one is an education-industry based metric: New Enrollment.

        All organizational multipliers, the individual performance multipliers of each NEO and the overall annual incentive award for each NEO are typically reviewed and approved annually by the Compensation Committee at its March meeting.

        Generally, our overall incentive awards are capped at 200% of target; however, the Compensation Committee has discretion to adjust such caps based on individual performance for the year. Considerations affecting evaluation of individual performance may include extraordinary economic or business conditions, the state of the business, deviations from forecasted business targets that are unrelated to the executive's performance and other external factors that, in the CEO's judgment (or the Compensation Committee's judgment in the case of the CEO's individual performance), may have affected our financial and operating results. The Compensation Committee also considers constructive strategic issues that have long-term consequences, such as positive student outcomes like job placement and on-time graduation, achieving the highest academic and operational standards and regulatory compliance. The NEOs also are rewarded for important strategic contributions, such as building succession plan pipelines and high-performance cultures. In reviewing the compensation of the NEOs, the Compensation Committee considers the executive's performance, the importance of the executive's position to us and the executive's future leadership potential.

        The metrics used for the Annual Incentive Plan are defined as follows:

  •
  Adjusted Financing EBITDA: Adjusted EBITDA is a non-GAAP performance measure, which we define as income (loss) from continuing operations before income taxes and equity in net income of affiliates, adding back the following items: (loss) gain on sales of subsidiaries, net; actual foreign currency exchange gain (loss), net; other (expense) income, net; gain (loss) on derivatives; loss on debt extinguishment; interest expense; interest income; depreciation and amortization expense; loss on impairment of assets; share based compensation expense; and expenses related to our Excellence in Process enterprise-wide initiative to optimize and standardize our processes to enable sustained growth and margin expansion. For 2019, the Compensation Committee used an adjusted financing EBITDA target for purposes of the AIP, which is similar to Adjusted EBITDA, but excludes the impact of foreign currency exchange rates as compared to the spot exchange rates assumed in our internal budgets and certain extraordinary or non-recurring items, which the Compensation Committee believes are not indicative of ongoing results ("Adjusted Financing EBITDA"). The Compensation Committee believes that Adjusted Financing EBITDA is an important measure in evaluating management's success in positioning the Company for sustainable profitability, which is a primary goal of the Company.

  •
  Unlevered Free Cash Flow: Unlevered free cash flow is a non-GAAP measure that is defined as operating cash flow less capital expenditures, adding back cash interest.

  •
  Revenues: Revenues are the fees generated from our provision of educational services and products before any costs or expenses are deducted. Year-to-year growth in revenues indicates a strong base for future growth.

  •
  New Enrollment: New enrollment is defined as students who enroll in an academic program for the first time or students who return to their academic program after an absence of at least two years. New enrollment indicates that there is continued interest in the Laureate International Universities network and can be a leading indicator of future revenue levels.

  Certain Adjustments in Measuring Performance

        In measuring financial performance for purposes of our incentive compensation programs, the Compensation Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of ongoing results. For example, Adjusted Financing EBITDA, unlevered free cash flow (for the corporate level metric) and revenue measures are expressed in constant currencies (i.e., excluding the effects of foreign currency translation) because we believe that period-to-period changes in foreign exchange rates can cause our reported results to appear more or less favorable than business fundamentals indicate. The Compensation Committee's approach to other types of adjustments is subject to pre-established guidelines, including materiality, and is designed to provide clarity and consistency as to how it views the business when evaluating performance. Charges and credits that may be excluded from Adjusted Financing EBITDA include strategic items (such as restructurings, acquisitions and divestitures) and regulatory items (such as changes in law or tax or accounting rules), and charges and credits that may be excluded from Adjusted Financing EBITDA and unlevered free cash flow include certain extraordinary and non-recurring items (such as natural disasters or social unrest).

  2019 AIP Outcomes

        AIP payments reflect the Compensation Committee's assessment of each NEO's individual performance and our overall performance when measured against the goals established by the Compensation Committee for 2019 of Adjusted Financing EBITDA, unlevered free cash flow, revenues, new enrollments and individual objectives. The 2019 AIP was designed so that a multiplier would be applied to the respective weight of each metric, which proportionally reduced or increased the NEO's award depending upon the extent to which the goal for each metric was missed or exceeded, as applicable, and as set forth in the table below for each NEO. Except as described below, for performance percentages between the levels set forth in the table, the resulting payout percentage was interpolated on a linear basis. Because the Compensation Committee's intent in designing the 2019 AIP was for the NEOs to focus on improved corporate and regional profitability and internal controls, the 2019 AIP provided that: (i) had we achieved 90% or less of the 2019 corporate and/or regional Adjusted Financing EBITDA goal, as applicable, none of the NEOs would have received any 2019 AIP award, (ii) the individual performance multiplier of 20% was capped at 200% achievement and may not exceed the organizational multiplier, and (iii) had a deficiency or material weakness in internal controls under an NEO's responsibility been identified, such NEO's AIP award could have been reduced. Additionally, the 2019 AIP provided that if the Company achieved 85% or less of the established goal for new enrollments, 95% or less of the established goal for revenues or 80% or less of the established goals for unlevered free cash flow, then the portion of the NEO's AIP award dependent on that metric would have been entirely deducted from his or her total 2019 AIP award opportunity.

Percent Payout	Performance Against Plan	Adjusted Financing EBITDA	Unlevered Free Cash Flow	Revenues	New Enrollments
Weight		30%	30%	20%	20%
200%	Percent of Target	110%	120%	105%	115%
100%	Value for 100% Payout	Target	Target	Target	Target
0%	Percent of Target	90%	80%	95%	85%

        The following tables contain the goal for each metric used to determine the AIP awards earned in respect of 2019 performance by each of the NEOs. For all NEOs, other than Ms. Singer and Mr. Loureiro, 2019 AIP awards were measured based on corporate level performance results. For Ms. Singer, the 2019 AIP award was measured based 50% on corporate level performance results and 50% on the performance results of the business unit for which she had responsibility, Online and Partnerships. For Mr. Loureiro, a portion of his severance was paid in lieu of an AIP award. Of the four financial metrics used to determine 2019 AIP awards, Adjusted Financing EBITDA and unlevered free cash flow were weighted the heaviest because of the Compensation Committee's focus on corporate and regional profitability and liquidity. While each of revenues and new enrollment is critical to our ability to grow over the long term, the Compensation Committee believes that Adjusted Financing EBITDA and unlevered free cash flow are the most important measures of sustainable corporate profitability and liquidity. In assessing 2019 performance under the AIP, the Compensation Committee took into account the impact of certain notable items, including those related to changes in accounting standards and the timing of 2019 divestitures.

CORPORATE 2019 AIP PERFORMANCE TARGETS

Performance Metric	Target	Weighted Target as % of Award	Weighted Target as % of Corporate Component	2019 Actual Performance	2019 Actual Payout %
Organizational multiplier metrics
Adjusted Financing EBITDA*	$633.8	24%	30%	$664.6	45%
Unlevered Free Cash Flow*	$287.9	24%	30%	$384.1	60%
Revenues*	$3,256.3	16%	20%	$3,254.8	20%
New Enrollments	456,653	16%	20%	487,491	29%

		80%	100%		153.63%

*
In millions

 ONLINE AND PARTNERSHIPS 2019 AIP PERFORMANCE TARGETS

Performance Metric	Target	Weighted Target as % of Award	Weighted Target as % of Corporate Component	2019 Actual Performance	2019 Actual Payout %
Organizational multiplier metrics
Adjusted Financing EBITDA*	$192	24%	30%	$193	32%
Unlevered Free Cash Flow*	$193	24%	30%	$201	36%
Revenues*	$659	16%	20%	$636	13%
New Enrollments	34,759	16%	20%	31,406	7%

		80%	100%		87.97%

*
In millions

        In determining the AIP awards, the Compensation Committee considered 2019 results with respect to each performance metric and 2019 results as a percentages of the applicable corporate goal—in particular, that the Company (i) exceeded the targets for Adjusted Financing EBITDA and new enrollments, (ii) slightly missed the target for revenues and (iii) significantly exceeded the target for unlevered free cash flow. The table below provides information relating to the 2019 AIP target for each of the NEOs (other than for Mr. Loureiro, who received a portion of his severance payment in lieu of bonus), both in dollar amounts and as a percentage of year-end base salary.

Executive	Bonus Salary Amount ($)	AIP Target Award as % of 2019 Year-End Salary	Target 2019 AIP Award ($)	Approved Individual Performance Multiplier	Actual Award $	Actual Award as a % of Target Award
Eilif Serck-Hanssen	850,000	130%	1,105,000	150%	1,689,589	152.90%
Jean-Jacques Charhon	600,000	100%	600,000	150%	917,424	152.90%
Timothy Grace	500,000	80%	400,000	150%	611,616	152.90%
Victoria Silbey	532,650	100%	532,650	150%	814,443	152.90%
Paula Singer(1)	459,000	100%	459,000	125%	558,328	121.64%
Ricardo Berckemeyer(2)	800,000	130%	1,040,000	100%	866,901	—

(1)
For Ms. Singer, the organizational multiplier portion of her AIP is based 50% on corporate level performance results and 50% on Online and Partnerships performance results.

(2)
As set forth in the Separation Agreement dated July 15, 2019 between the Company and Mr. Berckemeyer (the "Berckemeyer Separation Agreement"), Mr. Berckemeyer was eligible for an amount equal to the actual bonus under the 2019 AIP, pro-rated for the time he was employed with the Company, calculated in accordance with the terms of the 2019 AIP, using the same corporate performance multiplier applied to its most senior executives and an individual multiplier of 100%.

  Long-Term Incentive Plan: Cash Incentive Opportunity

        In recent years, we have used cash long-term incentive plans ("LTIPs") as part of our overall compensation for our senior executive team. These LTIPs have been multi-year cash incentive plans designed to motivate and reward participants for the achievement of performance goals over an extended period by offering them the opportunity to receive cash payments based on the achievement of those goals. The multi-year performance period was designed to provide an additional incentive for the NEOs to remain with Laureate through the performance period and beyond. The LTIP awards have been conditioned on the achievement of Company financial performance goals and are earned over separate one-year periods subject to continued employment through the payment date. Starting in 2018, the Compensation Committee began phasing out the use of LTIPs and including a larger portion of long-term stock-based compensation for the NEOs.

        In accordance with the provisions of the Transitional Employment Agreement effective November 9, 2017 between the Company and Ms. Singer (the "Singer TEA"), Ms. Singer was eligible to earn a special long-term bonus (the "Singer Special LTB"), which permitted her to receive up to an aggregate amount of $500,000, of which $100,000 was eligible to be earned upon satisfaction of 2018 performance criteria and $400,000 was eligible to be earned upon satisfaction of 2019 performance criteria. The performance criteria was related to (i) Laureate Online revenue and (ii) Laureate Online adjusted EBITDA. As determined by the Compensation Committee in March 2019 and 2020, the 2018 and 2019 performance goals, respectively, were not achieved, and thus Ms. Singer did not earn any amounts under the Singer Special LTB.

  Long-Term Incentive Plan: Stock-Based Compensation

        The Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan (as amended and restated from time to time, the "2013 Plan") was established for the benefit of officers, employees and certain directors of the Company and its subsidiaries, as well as for others performing consulting or advisory services for the Company. The purpose of the 2013 Plan has been to provide incentives that will attract, retain and motivate high performing officers, employees, directors and consultants by providing them with appropriate incentives to maximize stockholder value and contribute to the long-term success of the Company. We have granted long-term equity awards under the 2013 Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our being able to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe that equity compensation is key to linking pay to performance, as it encourages employees to work toward our success and aligns their interests with those of our stockholders by providing them with a means by which they can benefit from increasing the value of the Company's stock.

        Our stock-based compensation is intended to be a significant portion of NEO compensation to create a link between executive compensation and our long-term performance, thereby creating alignment between executive and stockholder interests. The Compensation Committee believes that the best way to align compensation of our NEOs with long-term growth and profitability is to design long-term incentive compensation that is, to a great degree, dependent upon Company performance.

        In 2019, our annual grant program used a mix of three types of equity incentives for NEO grants:

  •
  50% Performance Share Units (PSUs):  PSUs vest in equal annual installments over a three-year period, subject to achievement of annual Adjusted Financing EBITDA targets. For 2019, the Adjusted Financing EBITDA target was $883,611,000. All unvested PSUs are forfeitable upon termination of employment prior to vesting. PSUs do not provide voting or dividend rights until the units are vested and settled in shares of our Class A common stock.

  •
  25% Restricted Stock Units (RSUs):  Time-based RSUs vest in three equal annual installments, subject to continued employment on each applicable vesting date. All unvested RSUs are forfeitable upon termination of employment prior to vesting. RSUs do not provide voting or dividend rights until the units are vested and settled in shares of our Class A common stock.

  •
  25% Stock Options:  Time-based stock options have a ten-year term and vest in equal annual installments over a three-year period, subject to continued employment on each applicable vesting date.

        We believe that the use of both performance-based and time-based awards creates a strong focus on executive motivation, performance and retention. For additional information on all 2019 and outstanding equity grants to the NEOs, see the "Grants of Plan-Based Awards" table and the "Outstanding Equity Awards at Fiscal Year-End" table under "Executive Compensation Tables."

        In July 2019, the Compensation Committee approved an additional equity award for Mr. Charhon, with a grant date of August 1, 2019, that was designed to further incentivize Mr. Charhon's future performance, encourage retention of his services and align his interests with those of the Company's stockholders. The terms of this additional award, which included PSUs, RSUs and options, were the same as the terms of his 2019 annual grant.

        Our NEOs also may receive inducement grants at the time of hire or grants for recognition and retention, promotions or other purposes. The equity award value, vesting requirements and type of award for these ad hoc grants may vary depending on the purpose of the grant. Except for the additional grant awarded to Mr. Charhon, as described above, no NEO received any such grant in 2019.

        In March 2020, the Compensation Committee determined, based on the Company's 2019 audited consolidated financial statements, that the applicable 2019 performance goals based on Adjusted EBITDA had been achieved for those PSUs that were granted on an annual basis to certain executives, including the NEOs (the "Annual PSUs"). Accordingly, the 2019 tranche of the Annual PSUs vested and were settled in shares of our Class A common stock in March 2020.

        Messrs. Charhon and Grace and Ms. Silbey received retention grants of performance-based options and PSUs (collectively, the "Retention Grants") in order to increase their performance incentives to the same level as other executive officers. The Retention Grants vested one third based on Adjusted EBITDA targets for 2018 and two thirds based on Adjusted EBITDA targets for 2019. The Adjusted EBITDA targets in the Annual PSUs and in the Retention Grants are based on different targets, with certain items, such as certain strategic corporate initiatives, taken into account in the targets for the Retention Grants. In March 2019 and March 2020, the Compensation Committee determined that the performance goals for 2018 and 2019, respectively, in the Retention Grants had not been achieved. Accordingly, all of the Retention Grants were forfeited.

  Other Compensation

          Non-Qualified Deferred Compensation Plan

        We also maintain a deferred compensation plan (the "Post-2004 DCP"), which is intended to promote executive retention by providing a long-term savings opportunity on a tax-efficient basis. See "—Executive Compensation Tables—2019 Nonqualified Deferred Compensation" for additional information.

          Benefits

        We provide various employee benefit programs to our NEOs, including medical, dental, life/accidental death and dismemberment, and disability insurance benefits, and our 401(k) Retirement Savings Plan. These benefit programs are generally available to all of our U.S.-based full-time employees. Our NEOs were also provided with individual supplemental executive long-term disability coverage in 2019. Through the Company's Group Pinnacle Care plan, which is offered to all U.S.-based full-time employees, our NEOs may participate in the Pinnacle Care Health Consulting Service, a medical concierge service that provides advice and other assistance with health care decisions and gives them access to medical services around the world. These benefits are provided to the NEOs to eliminate potential distractions from performing their regular job duties. We believe that the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them. In connection with offers of employment, the Company may provide relocation benefits to executives, including the NEOs.

  Severance Pay Arrangements

          Severance Policy Guidelines

        In March 2018, the Compensation Committee approved a general severance policy for all employees, including our NEOs, with a goal of providing consistent decisions regarding severance payment amounts and timing of payments upon termination of executive and non-executive employees. In July 2019, the Company established the Laureate Education, Inc. Severance Policy for Executives (the "Executive Severance Plan"), which forms part of the general severance policy. The Executive Severance Plan, which applies to all NEOs, provides severance benefits in connection with a "qualifying termination," which is defined to mean a termination of employment: (i) prior to a "change in control," by the Company other than for "cause;" and (ii) on or after a "change in control," by the Company other than for "cause" or by the executive officer for "good reason." For a detailed description of the Executive Severance Plan, see "—Executive Compensation Tables—Potential Payments upon Termination or Change in Control."

    Messrs. Serck-Hanssen and Charhon and Ms. Silbey Offer Letters and Ms. Singer Transitional Employment Agreement.

        At the time Mr. Serck-Hanssen was hired as our Executive Vice President and Chief Financial Officer in 2008, our other executive officers were parties to retention agreements entered into in connection with our 2007 leveraged buyout, which have since expired, that provided, among other things, for a lump-sum severance benefit in the event we terminated the executive's employment without cause. Because Mr. Serck-Hanssen was being hired as an executive officer at a time when these retention agreements were still in effect, the Compensation Committee thought it appropriate to authorize Mr. Serck-Hanssen's written offer of employment to include a provision entitling Mr. Serck-Hanssen to the same lump sum severance benefit in the event we terminate his employment without cause.

        At the time each of Mr. Charhon and Ms. Silbey was hired, the Compensation Committee determined that it was appropriate to authorize a written offer of employment that included a provision entitling each to a severance benefit in the event of a termination of employment without cause and other than for disability.

        Following certain announcements by the Company in 2017 regarding its decision to divest assets in certain markets, the Compensation Committee determined it was appropriate for the Company to enter into the Singer TEA, which included a provision entitling Ms. Singer to a severance benefit in the event that we terminate her employment without cause prior to December 31, 2019.

        See "—Executive Compensation Tables—Potential Payments upon Termination or Change in Control" for a discussion of the severance benefits available to our NEOs.

Policies and Other Considerations

  Stock Ownership Guidelines

        We recognize the importance of utilizing quantifiable standards to ensure that our executives' personal financial interests are in close alignment with those of our stockholders. To that end, our Director & Executive Officer Stock Ownership and Retention Guidelines (the "Stock Ownership Guidelines") require executives, including our NEO's, to have stock ownership levels as follows: five times annual base salary for our CEO and three times annual base salary for all other executives.

        The following are considered when determining if an executive has met these guidelines:

  •
  Company Class A or Class B common stock owned exclusively by the NEO, jointly with his or her spouse, or in a trust for the benefit of members of his or her family; and

  •
  the in-the-money portion of vested, unexercised stock options.

        The following are not considered:

  •
  unvested or unearned performance-vesting shares/units;

  •
  unvested or previously exercised stock options; and

  •
  underwater stock options.

        Until such guidelines are met and as each award is exercised, vested or earned, the CEO is expected to retain 75% of net profit shares and other NEOs are expected to retain 50% of net profit shares for other NEOs.

  Anti-Hedging and Anti-Pledging Policy

        Laureate prohibits employees, executive officers and directors from engaging in any form of hedging transaction or holding Laureate securities in margin accounts, or pledging Laureate securities as collateral for loans.

  Compensation Program Risk Considerations

        Management, the Compensation Committee and the Compensation Committee's independent compensation consultant have reviewed and considered our compensation plans and practices for all of our employees and do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We utilize many design features that mitigate the possibility of encouraging excessive risk-taking behavior. Among these design features are the following:

  •
  reasonable goals and objectives that are well-defined and communicated;

  •
  a strong recoupment ("clawback") policy;

  •
  balance of short- and long-term variable compensation tied to a mix of financial and operational objectives;

  •
  market-aligned severance policy for executives that does not have automatic single-trigger equity vesting;

  •
  prohibition on executive officers and directors engaging in any form of hedging transaction or holding Laureate securities in margin accounts, or pledging Laureate securities as collateral for loans;

  •
  retaining an independent compensation consultant for the Compensation Committee;

  •
  capping annual incentive plan payouts;

  •
  stock ownership guidelines; and

  •
  the Compensation Committee's ability to exercise downward discretion in determining payouts.

  Clawback Policy

        Under the Company's Executive Incentive Compensation Recoupment Policy, also known as a "clawback" policy, executives who violate confidentiality, non-competition, and non-solicitation agreements forfeit any outstanding awards under the 2013 Plan and must return any gains realized from awards prior to the violation. These provisions serve to protect our intellectual property and human capital and help ensure that executives act in the best interests of Laureate and its investors. We plan to revise the Executive Incentive Compensation Recoupment Policy to be consistent with the final rules implementing the requirements of the Dodd-Frank Act.

  Tax and Accounting Implications

        As part of its role, the Compensation Committee considers the tax and accounting impacts reflected in our financial statements when establishing our compensation plans. The forms of compensation it selects are intended to be cost efficient. Under GAAP, the cash AIP awards, LTIP awards, and performance-based equity awards result in "accrual" accounting, which means that the estimated payout of the award, along with any changes in that estimate, are recognized over the performance period. Our ultimate expense will equal the value earned by and paid to the executives. Therefore, the ultimate expense is not determinable until the end of the performance period.

        Additionally, the Compensation Committee considers whether the forms of compensation it selects are tax deductible compensation consistent with our philosophies of aligning pay with performance and the interests of our NEOs with those of our investors.

  Recent Developments

        On January 27, 2020, we announced that our Board of Directors had authorized the Company to explore strategic alternatives for each of its businesses to unlock stockholder value (the "Strategic Alternative Process"). As part of this process, we will evaluate all potential options for our businesses, including sales, spin-offs or business combinations. There can be no assurance as to the outcome of this process, including whether it will result in the completion of any transaction, the values that may be realized from any potential transaction or how long the review process will take.

        Also, in January 2020, the Compensation Committee recommended and our Board of Directors approved certain changes to the Company's compensation programs in connection with the Strategic Alternative Process, which changes were finalized by the Compensation Committee in February 2020.

        In connection with these changes, the NEOs are eligible to receive a pro-rata annual bonus (based on target) for the year of a qualifying termination of employment on or following a change in control under the Executive Severance Plan. In addition, if an NEO is terminated without "cause" or resigns with "good reason" either prior to the completion of the Strategic Alternative Process or within 12 months following the end of the Strategic Alternative Process, the NEO will receive the same benefits (including the pro-rata target annual bonus referred to in the prior sentence) the NEO would have received upon a qualifying termination of employment on or following a change in control under the Executive Severance Policy.

        In addition, if a participant under the 2013 Plan, including an NEO, is terminated without "cause" or resigns with "good reason" either prior to the completion of the Strategic Alternative Process or within 12 months following the end of the Strategic Alternative Process, then all outstanding equity awards then held by the participant under the 2013 Plan will receive the same treatment as such equity awards would have received upon a qualifying termination on or following a change in control (i.e., full accelerated vesting of unvested equity awards).

        Finally, in connection with these changes, a cash retention bonus program in which the NEOs are eligible to participate was implemented, except in the case of Ms. Singer, who is instead eligible for the Singer Retention/Transaction Bonus, defined below. The retention bonus under the program is payable on the earlier of a change in control or the date on which our Board of Directors determines that the Strategic Alternative Process is complete, and the amount of the retention bonus will be determined based on the NEO's current base salary, the length of the Strategic Alternative Process and the total value to stockholders. Under this program, if an NEO is terminated without "cause" or resigns with "good reason" before the end of the Strategic Alternative Process, then the NEO would be eligible to receive a lump-sum pro-rata award. Additional information regarding these changes can be found on our Current Reports on Form 8-K filed on January 31, 2020 and February 28, 2020.

        Ms. Singer is eligible for the payment of a special bonus upon the earlier of July 31, 2021 and the date of the closing of a transaction that results in the Company having sold all or substantially all of its interest in or assets of the Company's Online and Partnerships segment (such bonus, the "Singer Retention/Transaction Bonus"). If such a transaction occurs prior to July 31, 2021, Ms. Singer will receive a bonus equal to 75% of her 2019 base salary (the "Singer Bonus Amount"). If such a transaction does not occur prior to July 31, 2021, Ms. Singer will receive a bonus equal to 50% of the Singer Bonus Amount. Ms. Singer's entitlement to the Singer Retention/Transaction Bonus is contingent upon her continued employment through the date of such a transaction or July 31, 2021, as applicable.

        The changes discussed in the paragraphs above (i) were implemented for the NEOs through individual letter agreements that the Company entered into with the NEOs in March 2020 and (ii) do not apply to Messrs. Berckemeyer and Loureiro as formerly employed NEOs.

        On March 10, 2020, in connection with the Strategic Alternative Process, our Board of Directors evaluated the designations of its current executive officers (as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934) and determined that Ms. Singer would no longer be designated as an executive officer.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

                      COMPENSATION COMMITTEE
                      Brian F. Carroll
                      Andrew B. Cohen
                      William L. Cornog
                      Pedro del Corro
                      Kenneth W. Freeman
                      George Muñoz

Executive Compensation Tables

  Summary Compensation Table

        The following table sets forth information regarding the compensation of our NEOs for 2019, 2018 and 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eilif Serck-Hanssen	2019	850,000	1,862,500	621,075		1,689,589	12,009	5,035,173
President and Chief Executive	2018	850,000	1,960,215	653,608		1,671,349	11,859	5,147,031
Officer	2017	686,716	1,677,188	2,424,458		2,042,621	11,709	6,842,692
Jean-Jacques Charhon	2019	600,000	1,107,358	369,203		917,424	8,400	3,002,385
Executive Vice President and	2018	600,000	461,220	753,790		387,312	62,950	2,265,272
Chief Financial Officer
Timothy Grace	2019	500,000	292,159	97,423		611,616	8,400	1,509,598
Chief Human Resources Officer	2018	297,436	321,730	107,220		520,416	423,133	1,669,935
Victoria Silbey	2019	532,650	389,039	129,730		814,443	8,400	1,874,262
Senior Vice President, Secretary,
Chief Legal Officer and Chief
Ethics and Compliance Officer
Paula Singer	2019	457,500	328,679	109,602		558,328	8,400	1,462,509
Chief Executive Officer, Walden
and Laureate Online Partners
Ricardo Berckemeyer(4)	2019	448,717	1,460,781	1,462,465	(5)	866,901	932,035	5,170,899
Former President and	2018	800,000	1,537,426	512,630		1,373,882	38,334	4,262,273
Chief Operating Officer	2017	708,174	1,677,188	2,984,664		2,167,795	43,604	7,581,425
José Roberto Loureiro(6)	2019	380,747	304,198	101,440		—	1,081,252	1,867,637
Former Chief Executive	2018	511,226	361,460	120,523		626,954	42,300	1,662,463
Officer, Brazil

(1)
Except as otherwise noted, reflects the grant date fair value of awards, which is an estimated value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation ("ASC 718"). For a discussion of the assumptions related to the calculation of this value, refer to Note 14, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
For 2019, represents amounts earned under the 2019 AIP, including the pro-rata amount paid to Mr. Berckemeyer pursuant to the terms of the Berckemeyer Separation Agreement.

For 2018, includes $116,287 earned under Mr. Loureiro's LTIP based on a foreign currency exchange rate of Brazil Real to United States Dollar of 0.2588 as of March 31, 2019. For 2017, includes $1,000,000 earned by each of Mr. Serck-Hanssen and Mr. Berckemeyer under their respective LTIPs. These amounts were inadvertently omitted from this table in 2018 and 2017.

(3)
The amounts reported in this column for 2019 are provided below:

For each of Messrs. Serck-Hanssen, Charhon and Grace and Mses. Silbey and Singer, includes $8,400 contributed by us pursuant to our 401(k) matching program.

For Mr. Serck-Hanssen, includes $3,609 for executive supplemental disability plan premiums paid by us.

  For Mr. Berckemeyer, includes separation payments made pursuant to the Berckemeyer Separation Agreement as follows: $843,333 for the portion of severance paid in 2019, $12,924 for the portion of health insurance coverage paid in 2019, $25,000 for outplacement services and $17,757 for unused accrued vacation. Also includes $30,702 for family transportation and $2,319 for executive supplemental disability plan premiums. See "—Potential Payments upon Termination or Change in Control—Separation Agreement for Mr. Berckemeyer" for additional information.
  For Mr. Loureiro, includes separation payments made pursuant to the Loureiro Separation Agreement as follows: $507,148 for statutory severance, $162,402 for the portion of voluntary severance paid in 2019, $259,895 for his pro rata 2019 AIP bonus, $108,399 for unused accrued vacation and $12,170 for the portion of health and life insurance benefits paid in 2019. The separation payments (other than for voluntary severance) are based on a foreign currency exchange rate of Brazil Real to United States Dollar as of end of the month for August 2019 of 0.2407. See "—Potential Payments upon Termination or Change in Control—Separation Agreement for Mr. Loureiro" for additional information. Also includes $19,726 for health insurance coverage, $6,826 for executive supplemental disability plan premiums, $3,496 for car allowance and expenses and transportation, and $1,190 for food expenses.

(4)
Mr. Berckemeyer's employment with the Company ended on of July 15, 2019.

(5)
Represents the incremental fair value of $975,349 on July 15, 2019, Mr. Berckemeyer's termination date, in accordance with ASC 718 with respect to the extension of the exercise date for vested options from 90 days post termination to July 15, 2021. All options granted on March 6, 2019 were unvested as of the date of Mr. Berckemeyer's termination and as a result were forfeited, which, as of the grant date, represents a fair value of $487,116.

(6)
Mr. Loureiro's employment with the Company ended effective on July 31, 2019. Except as otherwise noted, all amounts for Mr. Loureiro are based on an average foreign currency exchange rate of Brazil Real to United States Dollar as follows: 0.254 for 2019 and 0.27597 for 2018.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

        Employment Arrangements.     We have entered into offer letters or employment agreements with Messrs. Serck-Hanssen and Charhon and Mses. Silbey and Singer. See "—Potential Payments upon Termination or Change in Control" and "—Compensation Discussion and Analysis—Messrs. Serck-Hanssen and Charhon and Ms. Silbey Offer Letters and Ms. Singer Transitional Employment Agreement" for more information.

        Annual Incentive Awards.     In 2019, annual cash incentive awards were granted under the 2019 AIP. See "—Compensation Discussion and Analysis—Annual Incentive Plan" for more information regarding the 2019 AIP.

        Long-Term Incentive Awards.     In 2019, the Company granted annual long-term incentive awards to NEOs in the form of PSUs, RSUs and stock options, as described below. Each award is subject to continued employment on each applicable vesting date (with limited exceptions for termination of employment due to death, permanent disability and qualifying termination following a change in control). See "—Compensation Discussion and Analysis—Long-Term Incentive Plan: Stock-Based Compensation" for more information regarding these awards.

        Time-based Stock Options.     The annual grant time-based stock options have a 10-year term and vest in equal annual installments over a three-year period beginning on December 31, 2019. The exercise price is $14.90 per share.

        PSUs.     One-third of the annual grant PSUs will be eligible to vest based upon achievement of the applicable Adjusted EBITDA targets for each of 2019, 2020, and 2021.

        RSUs.     The annual grant RSUs vest in three equal annual installments beginning on December 31, 2019.

        For Messrs. Berckemeyer and Loureiro, their termination of employment occurred prior to the vesting of any portion of their 2019 PSUs, RSUs and options; therefore, all such awards were forfeited effective on their respective termination dates.

  Grants of Plan-Based Awards in 2019

        The following table sets forth information regarding grants of plan-based awards to our NEOs in 2019:

GRANTS OF PLAN-BASED AWARDS

												Grant Date Fair Value of Stock and Option Awards ($)*
									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/share)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eilif Serck-Hanssen	5/21/19	AIP(1)	1	1,105,000	2,210,000	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	102,657	$14.90	621,075
	3/6/19	PSUs		—	—	—	83,333	—	—	—	—	1,241,662
	3/6/19	RSUs		—	—	—	—	—	41,667	—	—	620,838
Jean-Jacques Charhon	5/21/19	AIP(1)	1	600,000	1,200,000	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	36,232	$14.90	219,204
	3/6/19	PSUs		—	—	—	29,412	—	—	—	—	438,239
	3/6/19	RSUs		—	—	—	—	—	14,706	—	—	219,119
	8/1/19	Options(2)		—	—	—	—	—	—	25,295	$16.40	149,999
	8/1/19	PSUs(2)		—	—	—	18,293	—	—	—	—	300,005
	8/1/19	RSUs(2)		—	—	—	—	—	9,146	—	—	149,994
Timothy Grace	5/21/19	AIP(1)	1	400,000	800,000	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	16,103	$14.90	97,423
	3/6/19	PSUs		—	—	—	13,072	—	—	—	—	194,773
	3/6/19	RSUs		—	—	—	—	—	6,536	—	—	97,386
Victoria Silbey	5/21/19	AIP(1)	1	532,650	1,065,300	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	21,443	$14.90	129,730
	3/6/19	PSUs		—	—	—	17,407	—	—	—	—	259,364
	3/6/19	RSUs		—	—	—	—	—	8,703	—	—	129,675
Paula Singer	5/21/19	AIP(1)	1	459,000	918,000	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	18,116	$14.90	109,602
	3/6/19	PSUs		—	—	—	14,706	—	—	—	—	219,119
	3/6/19	RSUs		—	—	—	—	—	7,353	—	—	109,560
Ricardo M. Berckemeyer	5/21/19	AIP(1)	1	1,040,000	2,080,000	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	80,515	$14.90	487,116
	3/6/19	PSUs		—	—	—	65,359	—	—	—	—	973,849
	3/6/19	RSUs		—	—	—	—	—	32,680	—	—	486,932
	10/2/13	Perf Options(3)		—	—	—	73,213	—	—	—	$17.44	165,461
	10/2/13	Time Options(3)		—	—	—	—	—	—	183,036	$17.44	413,661
	6/14/17	Time Options(3)		—	—	—	—	—	—	38,625	$17.89	86,123
	9/13/17	Time Options(3)		—	—	—	—	—	—	200,000	$18.36	268,000
	3/7/18	Time Options(3)		—	—	—	—	—	—	22,163	$13.97	42,104
José Roberto Loureiro	5/21/19	AIP(1)	1	459,719	919,438	—	—	—	—	—	—	—
	3/6/19	Options		—	—	—	—	—	—	16,767	$14.90	101,440
	3/6/19	PSUs		—	—	—	13,611	—	—	—	—	202,804
	3/6/19	RSUs		—	—	—	—	—	6,805	—	—	101,395

*
Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718, except as noted below. For a discussion of the assumptions related to the calculation of this value, refer to Note 14, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(1)
Represents the threshold, target and maximum payout opportunities under the 2019 AIP. See "—Compensation Discussion and Analysis—Long-Term Incentive Plan: Cash Incentive Opportunity" for more information regarding the 2019 AIP.

(2)
Mr. Charhon's August 1, 2019 grants of options, PSUs and RSUs have the same terms as the annual 2019 grants. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table."

(3)
Under the terms of the Berckemeyer Separation Agreement, the exercise date for vested options was extended from 90 days post-termination to the earlier of the latest original expiration date of such option or July 15, 2021. The amount in the column Grant Date Fair Value of Stock and Option Awards represents the incremental fair value on the Modification Date, which is an estimated value computed in accordance with ASC 718. This incremental fair value is also reported in the Option Awards column of the Summary Compensation Table.

  Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised options, PSUs and RSUs that were granted to our NEOs under our 2013 Plan and have not vested as of the end of 2019.

        For option awards, the table provides the number of shares underlying both exercisable and unexercisable options, the exercise price and the expiration date. For stock unit awards, the table provides the total number of unvested units and the aggregate market value of shares of stock issuable upon vesting of these unvested units. We computed the market value of stock unit awards by multiplying the fair market value of our Class A common stock at December 31, 2019 ($17.61) by the number of units. Stock options generally have a ten-year term and must have an exercise price of no less than fair market value on the date of grant, which is the closing price of our Class A common stock on the Nasdaq on the date of grant. The value of our stock options to each grantee is entirely dependent on stock price appreciation beyond the date of grant and the ability to sell the shares acquired upon exercise of options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Eilif Serck-Hanssen	10/02/2013	254,776	—	—	$17.44	10/02/2023	—	—	—		—
	06/14/2017	57,937	—	—	$17.89	06/14/2027	—	—	20,833		$366,869
	09/13/2017	145,773	—	—	$18.36	09/13/2020	—	—	—		—
	09/13/2017	145,773	—	—	$21.00	09/13/2021	—	—	—		—
	03/07/2018	56,516	28,258		$13.97	03/07/2028	15,590	$274,540	62,362		$1,098,195
	03/06/2019	34,219	68,438		$14.90	03/06/2029	27,778	$489,171	83,333		$1,467,494
Jean-Jacques Charhon	01/02/2018	89,552	—	—	$14.72	01/02/2023	—	—	—		—
	01/02/2018	—	—	11,333	$17.89	01/02/2028	—	—	21,333	(3)	$375,674
	03/07/2018	13,298	6,649	—	$13.97	03/07/2028	3,668	$64,593	14,673		$258,392
	03/06/2019	12,078	24,154	—	$14.90	03/06/2029	9,804	$172,648	29,412		$517,945
	08/01/2019	8,431	16,864	—	$16.40	08/01/2029	6,098	$107,386	18,293		$322,140
Timothy Grace	05/29/2018	8,592	4,295	—	$15.55	05/29/2028	2,299	$40,485	9,195		$161,924
	05/29/2018	—	—	7,120	$17.89	05/29/2028	—	—	13,280	(3)	$233,861
	03/06/2019	5,368	10,735	—	$14.90	03/06/2029	4,357	$76,727	13,072		$230,198
Victoria Silbey	09/07/2017	17,053	—	—	$14.58	09/07/2027	—	—	6,058		$106,681
	12/12/2017	—	—	7,468	$17.89	12/12/2027	—	—	15,360	(3)	$270,490
	05/23/2018	3,816	1,908	—	$15.27	05/23/2028	1,053	$18,543	4,214		$74,209
	03/06/2019	7,148	14,295	—	$14.90	03/06/2029	5,802	$102,173	17,407		$306,537
Paula Singer	10/02/2013	256,249	—	—	$17.44	10/02/2023	—	—	—		—
	03/07/2018	9,974	4,986	—	$13.97	03/07/2028	2,751	$48,445	11,005		$193,798
	03/06/2019	6,039	12,077	—	$14.90	03/06/2029	4,902	$86,324	14,706		$258,973
Ricardo Berckemeyer(7)	10/02/2013	256,249	—	—	$17.44	07/15/2021	—	—	—		—
	06/14/2017	38,625	—	—	$17.89	07/15/2021	—	—	—		—
	09/13/2017	200,000	—	—	$18.36	09/13/2020	—	—	—		—
	03/07/2018	22,163	—	—	$13.97	07/15/2021	—	—	—		—
José Roberto Loureiro(8)	—	—	—	—	—	—	—	—	—		—

(1)
Represents vested time- and performance-based options.

(2)
Represents unvested time-based options with vesting dates as follows: Mr. Serck-Hanssen—62,477 vest on December 31, 2020 and 34,219 vest on December 31, 2021; Mr. Charhon—27,158 vest on December 31, 2020 and 20,509 vest on December 31, 2021; Mr. Grace—9,663 vest on December 31, 2020 and 5,367 on December 31, 2021; Ms. Silbey—9,056 vest on December 31, 2020 and 7,147 vest on December 31, 2021; Ms. Singer—11,025 vest on December 31, 2020 and 6,038 vest on December 31, 2021; and Messrs. Berckemeyer and Loureiro—none.

(3)
Represents unvested special retention performance-based awards earned two-thirds upon achievement of 2019 performance goals. In March 2020, the Compensation Committee determined that the applicable 2019 performance goals had not been achieved. Accordingly, the portion of the awards linked to the 2019 performance goal was forfeited.

(4)
Represent unvested time-based RSUs with vesting dates as follows: Mr. Serck-Hanssen—29,479 vest on December 31, 2020 and 13,889 vest on December 31, 2021; Mr. Charhon—11,619 vest on

  December 31, 2020 and 7,951 vest on December 31, 2021; Mr. Grace—4,478 vest on December 31, 2020 and 2,178 vest on December 31, 2021; Ms. Silbey—3,954 vest on December 31, 2020 and 2,901 vest on December 31, 2021; Ms. Singer—5,202 vest on December 31, 2020 and 2,451 vest on December 31, 2021; and Messrs. Berckemeyer and Loureiro—none.

(5)
Calculated based on the $17.61 closing price of our Class A common stock on December 31, 2019.

(6)
Represents unvested PSUs. The number of PSUs subject to annual performance targets is as follows: Mr. Serck-Hanssen—79,792 for 2019, 58,959 for 2020 and 27,777 for 2021; Mr. Charhon—44,571 for 2019, 23,238 for 2020 and 15,902 for 2021; Mr. Grace—22,236 for 2019, 8,954 for 2020 and 4,357 for 2021; Ms. Silbey—29,328 for 2019, 7,909 for 2020 and 5,802 for 2021; Ms. Singer—10,405 for 2019, 10,404 for 2020 and 4,902 for 2021; and Messrs. Berckemeyer and Loureiro—none.

(7)
As of December 31, 2019, Mr. Berckemeyer had no unvested equity awards outstanding due to his termination of employment on July 15, 2019. Pursuant to the terms of the Berckemeyer Separation Agreement, the exercise period for vested options was extended from 90 days post-termination to the earlier of the latest original expiration date of such option or July 15, 2021.

(8)
As of December 31, 2019, Mr. Loureiro had no equity awards outstanding due to his termination of employment on July 31, 2019.

  Option Exercises and Stock Vested During 2019

        The following table includes certain information with respect to stock options exercised during fiscal year 2019 by NEOs and vesting of RSUs and PSUs during 2019.

OPTION EXERCISES AND STOCK VESTED

			Stock Awards
	Option Awards
			Number of Shares Acquired on Vesting (#)(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Value Realized on Vesting ($)(3)
Eilif Serck-Hanssen	—	—	91,911	1,467,470
Jean-Jacques Charhon	—	—	18,955	310,420
Timothy Grace	—	—	9,076	146,144
Victoria Silbey	—	—	15,150	242,824
Paula Singer	—	—	10,705	172,192
Ricardo Berckemeyer	—	—	45,289	677,976
José Roberto Loureiro	5,211	7,973	6,553	98,099

(1)
Calculated by multiplying the number of shares acquired on exercise times the difference between the fair market value on the exercise date and the exercise price of each option.

(2)
Represents PSUs vested on March 15, 2019, upon achievement of the applicable 2018 performance goals and, other than for Messrs. Berckemeyer and Loureiro, time-based RSUs vested on December 31, 2019.

(3)
Calculated by multiplying the number of shares by the closing price of our stock on the last trading day immediately prior to the vesting date.

  2019 Nonqualified Deferred Compensation

        Of the eligible NEOs, only Ms. Singer elected to participate in the Post-2004 DCP in years prior to 2019. No contributions were made by Ms. Singer to the Post-2004 DCP in 2019. Mr. Loureiro was not eligible because the Post-2004 DCP is only available to participants based in the United States. The following table provides information about earnings, withdrawals/distributions and balances under the Post-2004 DCP in 2019:

NONQUALIFIED DEFERRED COMPENSATION

Executive	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Eilif Serck-Hanssen	—	—	—
Jean-Jacques Charhon	—	—	—
Timothy Grace	—	—	—
Victoria Silbey	—	—	—
Paula Singer	166,227	71,119	1,354,972
Ricardo Berckemeyer	—	—	—
José Roberto Loureiro	—	—	—

        The Post-2004 DCP provides eligible employees the opportunity to defer up to 85% of their base salaries and 100% of any bonus or annual cash and/or long-term incentive awards. Each participant allocates such deferred compensation to notional investments selected by the participant that are similar to investment alternatives available in our 401(k) Retirement Savings Plan. The deferred compensation will be paid out following termination of employment or on a selected payout schedule, either in a lump sum or in installments, at the election of the participant. The minimum annual deferral amount under the Post-2004 DCP is $5,000. Each year, we have the ability, but not the obligation, to make matching employer contributions to each participant's Post-2004 DCP account if the participant made salary reduction contributions to the 401(k) Retirement Savings Plan, received less than the full match under the 401(k) Retirement Savings Plan on the salary reduction contribution because of the limit in Section 401(a)(17) of the Internal Revenue Code on compensation and made at least a $5,000 minimum contribution to his or her 401(k) Retirement Savings Plan account. To date, we have not made any matching contributions to any participant Post-2004 DCP account, nor have we chosen to make any other discretionary employer contributions permitted to be made to participants pursuant to the Post-2004 DCP. All amounts deferred under the Post-2004 DCP are unfunded and unsecured obligations of Laureate, receive no preferential creditors' standing and are subject to the same risks as any of our other general obligations. Of our NEOs, only Ms. Singer participated in the Post-2004 DCP in years prior to 2019. No contributions were made by Ms. Singer to the Post-2004 DCP in 2019.

  Potential Payments upon Termination or Change in Control

        The narrative description and table below reflect potential payments to each of our NEOs, other than Mr. Berckemeyer and Mr. Loureiro, assuming various termination of employment events, including on or following a change in control event, as of December 31, 2019. For stock valuations, we have assumed that the price per share is the closing price of our Class A common stock as of December 31, 2019, which was $17.61. The table below excludes any amounts payable to an NEO to the extent that these amounts are available generally to all salaried employees and do not discriminate in favor of our NEOs.

        Because the employment of Messrs. Berckemeyer and Loureiro terminated before December 31, 2019, we disclose in this section what each of Mr. Berckemeyer and Mr. Loureiro actually received as a result of the termination of his employment. See "—Separation Agreements" for more information. The Company also made certain changes to its severance and equity termination payment practices for Fiscal Year 2020 that are not addressed below. See "—Compensation Discussion and Analysis—Recent Developments" for more information.

  Severance Payments

        During 2019, the Executive Severance Plan covered all NEOs. If an NEO has an applicable employment agreement (or offer letter), the NEO will receive the greater of the benefits under such employment agreement and the benefits the NEO would receive under the Executive Severance Plan. Messrs. Serck-Hanssen and Charhon and Mses. Silbey and Singer all have offer letters or employment agreements that provide less generous total benefits than those provided under the Executive Severance Plan and as such the benefits described for them in this section are those under the Executive Severance Plan. See "—Compensation Discussion and Analysis—Severance Pay Arrangements" for more information.

        The Executive Severance Plan provides severance benefits in connection with a "qualifying termination," which is defined to mean a termination of employment: (i) prior to a "change in control," by the Company other than for "cause;" and (ii) on or after a "change in control," by the Company other than for "cause" or by the executive officer for "good reason."

        All payments under the Executive Severance Plan or applicable offer letter described below require the NEO to execute a general release of claims in favor of the Company, which includes standard restrictive covenants, including a two-year covenant not to compete.

  Involuntary Termination

        Unless the "qualifying termination" occurs in connection with a "change in control," the severance benefit for Mr. Serck-Hanssen under both his offer letter and the Executive Severance Plan is equal to one and a half times his (i) annual base salary at the annual rate in effect on the date of termination of employment plus (ii) annual target bonus. For Messrs. Grace and Charhon and Mses. Silbey and Singer, the severance benefit multiple is one times the annual base salary plus the annual target bonus. Under their respective offer letters, Mr. Charhon and Ms. Silbey are eligible to receive a severance benefit multiple of two times their annual base salary, which, as of December 31, 2019, would be the same amount as one times their annual base salary plus annual target bonus. Mr. Serck-Hanssen would receive the severance payment in a lump-sum whereas Messrs. Charhon and Grace and Mses. Silbey and Singer would receive the amount in equal installments over 12 months.

        The NEO subject to a qualifying termination, and his or her eligible dependents, also would be entitled to coverage under the Company's group medical benefit programs on the same terms as the Company provides to similarly situated executives for up to 18 months (in the case of Mr. Serck-Hanssen) or up to 12 months (in the case of Messrs. Grace and Charhon and Mses. Silbey and Singer) following a qualifying termination. In addition, the NEO would be entitled to receive outplacement assistance for nine months.

  Involuntary Termination or Resignation for Good Reason on or following a Change in Control

        NEOs are not entitled to cash severance benefits on a "change in control." However, the cash payments due on an involuntary termination by the Company without "cause" or by the NEO for "good reason" are increased if the termination occurs in connection with a "change in control." If the "qualifying termination" occurs during the 12-month period on or following a "change in control," the severance benefit for Mr. Serck-Hanssen is a lump sum equal to two times his annual base salary and annual target bonus. For Messrs. Charhon and Grace and Mses. Silbey and Singer, the multiple is one and a half times the relevant amount. In addition, the NEO will receive a pro-rated lump sum bonus payment based on the actual performance under the terms of the AIP. All of the NEOs also are entitled to coverage under the Company's group medical benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months following a qualifying termination.

        For each of our NEOs, "good reason" generally means the occurrence of any of the following without the NEO's consent: (i) a material diminution in base salary; (ii) a substantial diminution in authority, duties and responsibilities; or (iii) a relocation by more than 50 miles from the NEO's principal location in which the NEO is required to perform services; provided, however, that in any event, such event is not cured within the applicable notice period.

        For each of our NEOs, "cause" generally means (i) gross negligence or willful malfeasance in connection with the performance of his or her duties; (ii) conviction of, or pleading guilty or nolo contendere to, any felony; (iii) theft, embezzlement, fraud or other similar conduct by the executive in connection with the performance of his or her duties; or (iv) a willful and material breach of any other applicable agreements including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

        Under the Executive Severance Plan, the NEOs are not entitled to any severance benefits upon a voluntary termination unless the voluntary termination is in connection with a "change in control" and is for "good reason."

        If any payments or benefits provided to an NEO pursuant to the Executive Severance Plan would trigger the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the NEO will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any NEO for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

  Equity Treatment

        Under the equity awards granted to NEOs under the 2013 Plan, the following treatment is generally provided for in the applicable award agreements:

        Payments upon Termination Due to Death or Disability.     In the event of a termination due to death or disability of an NEO, all unvested RSUs, PSUs or options will be forfeited, except that: (i) any such unvested RSUs or time options that would have vested on the next applicable vesting date subsequent to the death or disability will become vested; and (ii) any unvested performance options or PSUs that would, but for the termination of employment due to death or disability, have vested had the applicable performance goal for the calendar year during which the death or disability occurred been achieved will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the performance option or PSU will be forfeited. In the event of a termination due to death or disability, vested options may (by the NEO's beneficiary in the case of death) be exercised only for a period of two years from the termination due to death or disability of the NEO.

        Certain PSU award agreements applicable to the NEOs do not provide the extended vesting period noted above and are noted in the footnotes to the table below.

        Involuntary Termination and Voluntary Resignation.     If an NEO's employment is terminated by us without cause, or if he or she resigns for any reason, then all unvested RSUs, PSUs and options will be forfeited, except that if an NEO's qualifying termination occurs subsequent to the end of the fiscal year but prior to the Compensation Committee's determination regarding whether any annual performance goal has been achieved, any portion of the PSUs which would have been eligible, but for the termination, to vest will remain outstanding until the Compensation Committee determines whether the applicable performance goal has been achieved and will become vested if and when the Compensation Committee determines that the applicable performance goal has been achieved or will terminate on the date on which the Compensation Committee determines that the applicable performance goal has not been achieved, and the balance of the unvested portion of the PSUs will be forfeited. All vested but unexercised options held at the time of termination will be exercisable for a period of 90 days post termination.

        Certain PSU award agreements applicable to the NEOs do not provide the extended vesting period noted above and are noted in the footnotes to the table below.

        Payments upon Termination for Cause.     If an NEO resigns or is terminated by the Company for cause, he or she will forfeit all unvested and vested equity grants (options to the extent unexercised) at the time of termination.

        Exercisability Provisions.     For certain options granted to Messrs. Serck-Hanssen and Berckemeyer and Ms. Singer on October 2, 2013, vested stock options will remain exercisable for a period equal to the shorter of: (i) two years post termination of employment and (ii) the remaining term of the original option grant for such NEO, who (a) has a minimum of five continuous years of service with us and (b) provides at least six months' prior written notice of his or her resignation. For certain options granted to Messrs. Serck-Hanssen and Berckemeyer on September 13, 2017, vested stock options will remain exercisable for a period equal to the remaining term of the original stock option grant for such NEO who (a) has a combined age and years of service equal to at least 70, including a minimum of five continuous years of service with us and (b) provides at least 12 months' prior written notice of his retirement. For certain options granted annually to participants, including any NEO, vested stock options will remain exercisable for a period equal to the shorter of: (i) five years post termination of employment and (ii) the remaining term of the original option grant for any participant who (a) has a combined age and years of service equal to at least 70, including a minimum of five continuous years of service with us and (b) for any annual grants issued during or prior to 2018, provides at least 12 months' prior written notice of his or her retirement.

        If an NEO ceases to be an eligible individual under the 2013 Plan on or within 18 months after a change in control as a result of an involuntary termination without cause or his or her resignation with good reason, to the extent not already vested or previously forfeited, any outstanding options, RSUs, and PSUs will become vested and, with respect to options, exercisable immediately prior to the effective date of the qualifying termination.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Without Cause/Good Reason Termination		Termination due to Death or Disability	Change in Control plus Qualifying Termination
Eilif Serck-Hanssen	Cash Severance	$2,932,500	(1)	—	$3,910,000	(2)
	Benefits(3)	$65,039		—	$65,039
	Acceleration of options(4)	—		—	$288,326
	Acceleration of RSU vesting(5)	—		—	$763,711
	Acceleration of PSU vesting(6)	—		$1,405,137	$2,932,558

	Total	$2,997,539		$1,405,137	$7,959,634
Jean-Jacques Charhon	Cash Severance	$1,200,000	(7)	—	$1,800,000	(8)
	Benefits(3)	$34,127		—	$38,691
	Acceleration of options(4)	—		—	$110,065
	Acceleration of RSU vesting(5)	—		—	$344,628
	Acceleration of PSU vesting(6)	—		$409,221	$1,474,151

	Total	$1,234,127		$409,221	$3,767,535
Timothy Grace	Cash Severance	$900,000	(7)	—	$1,350,000	(8)
	Benefits(3)	$45,414		—	$55,622
	Acceleration of options(4)	—		—	$37,940
	Acceleration of RSU vesting(5)	—		—	$117,212
	Acceleration of PSU vesting(6)	—		$157,715	$625,983

	Total	$945,414		$157,715	$2,186,757
Victoria Silbey	Cash Severance	$1,065,300	(7)	—	$1,597,950	(8)
	Benefits(3)	$51,373		—	$64,560
	Acceleration of options(4)	—		—	$43,204
	Acceleration of RSU vesting(5)	—		—	$120,717
	Acceleration of PSU vesting(6)	—		$245,976	$757,917

	Total	$1,116,673		$245,976	$2,584,348
Paula Singer	Cash Severance	$918,000	(7)	—	$1,377,000	(9)
	Benefits(3)	$45,356		—	$55,534
	Acceleration of options(4)	—		—	$50,878
	Acceleration of RSU vesting(5)	—		—	$134,769
	Acceleration of PSU vesting(6)	—		$183,232	$452,771

	Total	$963,356		$183,232	$2,070,952

(1)
Represents a lump sum severance payment equal to 18 months' base salary and 150% of Mr. Serck-Hanssen's target cash incentive award as of December 31, 2019.

(2)
Represents a lump sum severance payment equal to 24 months' base salary and 200% of Mr. Serck-Hanssen's target cash incentive award as of December 31, 2019.

(3)
Includes the cost of group medical insurance coverage to the NEO to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for nine months.

(4)
Reflects only the intrinsic value associated with the accelerating "in the money" stock options, which is the difference between the closing price of our Class A common shares on December 31, 2019, which was $17.61, and the exercise price for each stock option.

(5)
Amounts assume the individual's awards of RSUs were assumed in the change in control transaction and were accelerated in connection with the NEO's termination without "cause" or resignation for "good reason" as of December 31, 2019. The terms of the RSUs provide that any unvested RSUs that would, but for the termination due to death or disability, have vested on the next scheduled vesting date would vest as of the termination date. Because the information in this table assumes such termination due to death or disability occurred as of December 31, 2019, there is no such acceleration of RSUs.

(6)
Amounts assume the individual's awards of PSUs were assumed in the change in control transaction and were accelerated in connection with the NEO's termination without "cause" or resignation for "good reason" as of December 31, 2019. For the "without cause/good reason" column, assumes PSUs were outstanding on December 31, 2019 and subject to 2019 performance goals were accelerated, except for certain PSUs granted to Messrs. Charhon and Grace and Ms. Silbey which do not provide such treatment. The terms of the annual grant PSUs provide that any unvested PSUs that would, but for the termination due to death or disability, have vested had the applicable performance goal for the calendar year during which the death or disability occurred been achieved will remain outstanding until the Compensation Committee determines whether the performance goal for such year has been achieved. Therefore, the amount represents the aggregate fair market value of unvested PSUs outstanding under annual equity grant awards on December 31, 2019 that are subject to 2019 performance goals, except for certain PSUs granted to Messrs. Charhon and Grace and Ms. Silbey which do not provide such treatment.

(7)
Represents payments in the form of salary continuation equal to one year's base salary plus 100% of target AIP as of December 31, 2019, to be paid in equal installments over a 12-month period following the date of termination according to the Company's regular payroll schedule.

(8)
Represents a lump sum severance payment equal to one and a half times the NEO's base salary and one and half times the NEO's target AIP as of December 31, 2019.

(9)
Represents a lump sum payment equal to one and half year's base salary plus 150% of target AIP as of December 31, 2019. The value of Ms. Singer's pro-rata LTIP payment was $0 as of December 31, 2019 and so is not reflected in the total.

  Separation Agreements

  Separation Agreement for Mr. Berckemeyer

        On June 10, 2019, Laureate disclosed that Mr. Berckemeyer would be leaving the Company. Mr. Berckemeyer separated under the terms of the Berckemeyer Separation Agreement. In connection with Mr. Berckemeyer's departure, Laureate agreed to provide him 1.5 times his then current base salary and target annual bonus as severance ("Cash Severance"), payable in equal installments over 18 months, as well as subsidized COBRA benefits, if he so elects, for those 18 months. He also received a pro-rated bonus for the 2019 calendar year based on the assumptions that his individual performance multiplier would be 100% and the corporate performance multipliers will be the same multipliers as used for Laureate's most senior executives for payment of 2019 bonuses under the 2019 AIP. All of these payments were subject to Mr. Berckemeyer's execution of a general release and continued compliance with certain restrictive covenants, including non-competition. Under the terms of the Berckemeyer Separation Agreement, all unvested stock options, PSUs and RSUs as of July 15, 2019 held by Mr. Berckemeyer were forfeited without any payment therefor and to the extent that any equity awards granted to Mr. Berckemeyer consisted of options, the exercise period for each option was extended to the earlier of the latest original expiration date of such option or July 15, 2021.

        Subject to his compliance with the restrictive covenants and other obligations in the Berckemeyer Separation Agreement, Mr. Berckemeyer will receive Cash Severance of $2,760,000, health insurance benefits of $42,297, accrued vacation of $17,757, and a payment in respect of a pro-rated 2019 annual bonus of $866,901.

  Separation Agreement for Mr. Loureiro

        On June 10, 2019, Laureate disclosed that Mr. Loureiro would be retiring. Laureate entered into a Separation Agreement with him and, on July 31, 2019, Mr. Loureiro separated under the terms of his Separation Agreement (the "Loureiro Separation Agreement"). In connection with Mr. Loureiro's departure, Laureate agreed to provide him one times his then current base salary and target annual bonus as payable in equal installments over 12 months ("Voluntary Severance"). He also received a statutory severance in accordance with applicable law and a pro-rated bonus for the 2019 calendar year based on the calculated "at target" amount as set forth in the 2019 Annual Incentive Plan. All of the equity awards granted to Mr. Loureiro continue to be governed by the applicable terms. Effective as of July 31, 2019, all unvested stock options, PSUs and RSUs held by Mr. Loureiro were forfeited without any payment therefor. To the extent that any equity awards granted to Mr. Loureiro consisted of options, Mr. Loureiro had 90 days after his separation date to exercise such options, otherwise the unexercised vested stock options will be forfeited without any payment therefor. See "—Option Exercises and Stock Vested during 2019" for more information regarding options exercised by Mr. Loureiro.

        Subject to his compliance with the restrictive covenants and other obligations in the Loureiro Separation Agreement, Mr. Loureiro will receive Voluntary Severance of $405,183, statutory severance of $507,147, a payment in respect of a pro-rated 2019 AIP of $259,895, accrued vacation of $108,399 and health and life insurance benefits of $37,227.

        See "—Summary Compensation Table" for more information about the payments under the terms of the Berckemeyer Separation Agreement and the Loureiro Separation Agreement.

CEO Pay Ratio

        Presented below is the ratio of annual total compensation of our CEO to the annual compensation of our median employee. The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules.

        In identifying the median employee, we calculated the annual target total cash compensation of each employee globally (excluding our CEO) for the 12-month period that ended on December 31, 2019. Annual target total cash compensation for these purposes included base salary, including any additional allowances based on regional practice, and bonus target amount (i.e. base/base including allowances multiplied by target bonus percent). This was calculated using internal Human Resources system records and supplemental allowance data. We did not apply any cost-of-living adjustments as part of the calculation.

        As of December 31, 2019, including discontinued operations, we had approximately 51,000 employees, of which approximately 6,000 were full-time academic teaching staff and 18,000 were part-time academic teaching staff. The employee population used for the median calculation was comprised of approximately 40% part-time employees, of which approximately 90% are part-time faculty who work within the institutions across the Laureate network. We selected the median employee based on 51,209 full-time, part-time, temporary, and expatriate workers who were employed as of December 31, 2019. This population excludes student employees, interns, and summer/seasonal employees, who were omitted pursuant to the de minimis exemption provided under SEC rules. The employees who were excluded were from Australia, Brazil, Chile, Honduras, Malaysia, New Zealand and the United States. We also did not include external contractors, fixed-term contractors or independent consultants in our determination. The total employee population excluded from the calculation was less than 5% of our full employee population as of December 31, 2019. For employees who were hired in 2019 but did not work the complete year, we annualized their target total cash compensation, but did not make any full-time equivalent adjustments. We employ people around the world, and a significant portion of our workforce is located outside the U.S. The employee population used for the median calculation was comprised of approximately 10% employees based in the U.S. and approximately 90% employees based outside the U.S.

        The 2019 annual total compensation of our CEO and median employee is provided below:

  •
  Chief Executive Officer: $5,035,173

  •
  Median Employee: $9,898

  •
  Ratio: 509:1

 DIRECTOR COMPENSATION

Annual Compensation

        The Compensation Committee conducts an annual review and assessment of all compensation, including cash and equity-based compensation, paid by the Company to our non-employee, independent directors and our non-employee, Wengen-designated directors. In connection therewith, the Compensation Committee may consult with its independent compensation consultant regarding the amount and type of compensation to be paid and consider comparative data deemed appropriate by the independent compensation consultant. The following table describes the components of the non-employee directors' compensation for 2019:

Fees	Amount		Form of Payment(1)
Annual Board Retainer
Independent Directors(2)	$225,000		• 50% in cash and 50% in RSUs
Wengen-Designated Directors(3)	$50,000		• 100% in cash or RSUs, at the recipient's election
Committee Retainers			• 100% in cash
Audit Committee
Member	$15,000
Chair	$25,000
Compensation Committee
Member	$10,000
Chair	$20,000
Nominating & Corporate Governance Committee
Member	$7,500
Chair	$15,000
Committee on Education
Member	$10,000
Chair	$50,000
Annual Chairman Retainer	$175,000	(4)	• $100,000 in cash and $75,000 in RSUs

(1)
Cash payments made in equal installments quarterly in arrears. RSUs vest quarterly in arrears and are convertible into shares of our Class A common stock, with the number of RSUs based on the fair market value of our Class A common stock on the grant date.

(2)
Our 2019 non-employee, independent directors were: Dr. Rodin and Messrs. Durham, Freeman, and Muñoz.

(3)
Our 2019 non-employee, Wengen-designated directors were: Messrs. Carroll, Cohen, Cornog, del Corro, Snow, and Taslitz. In September 2019, Wengen and its investors collectively ceased to own at least 40% of the common equity of Laureate. Consequently, Wengen's proportional right under the Wengen Securityholders Agreement to designate certain directors to serve on our Board of Directors terminated. Wengen's director designees—Messrs. Carroll, del Corro and Snow—were not required to offer their resignations, and each continued to serve on our Board of Directors.

(4)
Mr. Freeman became the Chairman of our Board of Directors effective January 1, 2019. From January 1, 2019 through June 30, 2019, the Annual Chairman Retainer was set at $125,000, composed of $75,000 in cash and $50,000 in RSUs. Effective as of July 1, 2019, the Annual Chairman Retainer was increased to $175,000, composed of $100,000 in cash and $75,000 in RSUs. Mr. Freeman received a pro-rated portion of the increase for 2019. See "—2019 Director Compensation."

Other Compensation

        We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in connection with attending any Board of Director or Committee meeting and approved continuing education programs and activities.

Post-2004 DCP

        Each director who is subject to U.S. federal income taxes and is not contractually obligated to remit his or her director compensation to the Wengen investor on whose behalf he or she serves (if applicable) is eligible to participate in the Post-2004 DCP and defer receipt of his or her annual compensation in accordance with the terms of the Post-2004 DCP. George Muñoz is the only director who deferred a portion of his 2019 compensation.

Stock Ownership Guidelines

        Our Stock Ownership Guidelines apply to our non-employee, independent directors and executive officers, but not to our non-employee, Wengen-designated directors. Under the Stock Ownership Guidelines, each covered director is expected to own a number of shares equal to or greater than five times the cash portion of the annual board retainer (currently $112,500). There is no required time within which the covered director must attain the applicable stock ownership level. Until a covered director complies with the Stock Ownership Guidelines, the covered director is expected to retain 75% of net profit shares from each award on exercise, vesting or earn-out.

2019 Director Compensation

        The below table shows the compensation that each independent director earned for his or her 2019 Board and committee service. Our President and CEO, Mr. Serck-Hanssen, is not entitled to separate compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brian F. Carroll	70,000	—	70,000
Andrew B. Cohen(2)	10,000	49,996	59,996
William J. Cornog	25,000	49,996	74,996
Pedro del Corro(3)	10,000	49,996	59,996
Michael J. Durham	135,000	112,480	247,480
Kenneth W. Freeman	235,000	174,963	409,963
George Muñoz(4)	147,500	112,480	259,980
Judith Rodin	170,000	112,480	282,480
Eilif Serck-Hanssen	—	—	—
Ian K. Snow(5)	57,500	—	57,500
Steven M. Taslitz(6)	60,000	—	60,000

(1)
Represents the grant date fair value of awards, which is an estimated value computed in accordance with ASC 718. For a discussion of the assumptions related to the calculation of this value, refer to Note 14, Share-based Compensation and Equity, in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
Mr. Cohen was required by prior agreement with CPV Holdings, LLC to have all shares issued in payment of his director's fees issued to such entity.

(3)
Mr. del Corro was required by prior agreement with Torreal Sociedad de Capital de Reimer Simplificado, S.A. to have all shares issued in payment of his director's fees issued to such entity.

(4)
All cash amounts voluntarily deferred in the Post-2004 DCP.

(5)
Mr. Snow was required by prior agreement with Snow Phipps Group, LLC to have his director's fees paid to such entity.

(6)
Mr. Taslitz was required by prior agreement with Sterling Partners to have his director's fees paid to Sterling Partners or an affiliate of its choosing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 14, 2020, for:

  •
  each person who we know beneficially owns more than five percent of either Class A or Class B common stock;

  •
  each of our current Directors;

  •
  each of our Named Executive Officers; and

  •
  all of our current directors and executive officers as a group.

        The address of each beneficial owner listed in the table unless otherwise noted is c/o Laureate Education, Inc., 650 S. Exeter Street, Baltimore, Maryland 21202.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 118,578,038 shares of Class A common stock and 90,814,034 shares of Class B common stock outstanding at February 14, 2020. In computing the number of shares of common stock beneficially owned by a person, the percentage ownership of that person and the percentage of total voting power, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 14, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Under our Insider Trading Policy, directors and executive officers are prohibited from engaging in any form of hedging transaction, holding our securities in margin accounts and pledging our securities as collateral for loans. None of the shares held by our directors or current executive officers shown on the table below is pledged. In addition, the Company's Stock Ownership Guidelines require non-employee, independent directors and executive officers to retain a certain ownership level of Company stock. See "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines" and "Director Compensation—Stock Ownership Guidelines" for a complete description of these guidelines.

	Shares Beneficially Owned
	Class A (includes shares of Class B that are convertible to Class A)
					Class B
									Percentage of Total Voting Power(2)
Name of Beneficial Owner	Number of Shares(1)		Percentage		Number of Shares		Percentage
5% Stockholders:
Wengen Alberta, Limited Partnership(3)	86,147,116		42.1%		86.147,116		94.9%		83.9%
KKR Funds(3)(4)	8,999,608	(3)(4)	7.6%	(3)(4)	—	(3)	—	(3)	*	(3)(4)
Funds and individuals affiliated with Sterling(3)(5)(6)	974,588	(3)(5)	*	(3)(5)	941,824	(3)(6)	1.0%	(3)(6)	1.0%	(3)(5)(6)
BlackRock, Inc.(7)	8,136,770		6.9%		—		—		*
The Vanguard Group, Inc.(8)	10,215,104		8.6%		—		—		*
FMR LLC(9)	15,776,989		13.3%		—		—		1.5%
Directors and Named Executive Officers:
Brian F. Carroll(10)(11)	16,844		*		16,844		*		*
Andrew B. Cohen(10)(12)	15,864		*		—		—		*
William L. Cornog(10)	9,366		*		—		—		*
Pedro del Corro(10)(13)	—		—		59,578		*		*
Michael J. Durham	18,777		*		—		—		*
Kenneth W. Freeman	22,575		*		—		—		*
George Muñoz(14)	67,022		*		19,698		*		*
Dr. Judith Rodin(15)	40,770		*		19,698		*		*
Ian K. Snow(10)(16)	1,363,698		1.2%		6,656		*		*
Steven M. Taslitz(10)(17)	298,950		*		290,759		*		*
Eilif Serck-Hanssen(18)	940,467		*		307,094		*		*
Jean-Jacques Charhon(19)	162,240		*		—		—		*
Timothy Grace(20)	30,508		*		—		—		*
Victoria Silbey(21)	61,771		*		—		—		*
Paula Singer(22)	289,811		*		256,249		*		*
Ricardo M. Berckemeyer(23)	68,767		*		—		—		*
Jose Roberto Loureiro(24)	6,553		*		—		—		*
All Current Directors and Executive Officers as a Group (17 persons)(25)	3,511,093		2.9%		1,080,512		1.2%		1.3%

*
Less than one percent.

(1)
The Class B common stock is convertible into shares of Class A common stock on a share-for-share basis upon the election of the holder or upon transfer, subject to the terms of our amended and restated certificate of incorporation. The Class A common stock and Class B common stock will automatically convert into a single class of common stock on the date on which the number of outstanding shares of Class B common stock represents less than 15% of the aggregate combined number of outstanding shares of Class A common stock and Class B common stock.

(2)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law or our amended and restated certificate of incorporation.

(3)
Represents shares of Class B common stock that are directly held by Wengen, our controlling stockholder. The limited partnership interests in Wengen are held by certain investors including investment funds and other investors affiliated with or managed by, among others, Douglas L. Becker, our former Chairman and founder, Steven M. Taslitz, a director of the Company, Kohlberg

  Kravis Roberts & Co. L.P. (together with its affiliates, "KKR"), Cohen Private Ventures, LLC (together with its affiliates, "CPV"), Sterling Fund Management, LLC (together with its affiliates and investment funds managed by it, "Sterling Partners"), and Snow Phipps Group, LLC (together with its affiliates, "Snow Phipps" and, collectively, the "Wengen Investors"). The general partner of Wengen is Wengen Investments Limited, which is governed by a board of directors that includes representatives of Sterling Partners, KKR, CPV and Snow Phipps. As a result of such representation, the Wengen Investors control the voting of the shares of Class B common stock held by Wengen in the election of certain directors and may be deemed to share beneficial ownership over the securities beneficially owned by Wengen. Does not include 498,338 shares of Class B common stock subject to proxies given by current and former directors and employees of the Company to Wengen to vote their shares of Class B common stock (collectively, the "Wengen Proxy").

  The following persons hold, through their interests in Wengen, over 5% of our Class B common stock: KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P., the Sterling Parties, CPV, Torreal Sociedad De Capital Riesgo S.A and affiliates of Moore Capital Management, LP. Shares of Class B common stock held by Wengen are convertible by Wengen into shares of Class A common stock, in accordance with the terms of our amended and restated certificate of incorporation, at the discretion of the general partner of Wengen.

  KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P. hold limited partnership interests in Wengen which relate to approximately 22,889,952 and 952,623 underlying shares of Class B common stock held by Wengen, respectively, and may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. KKR PI-II GP Limited is the general partner of KKR Partners II (International), L.P. KKR Associates 2006 (Overseas), Limited Partnership is the general partner of KKR 2006 Fund (Overseas), Limited Partnership. KKR 2006 Limited is the general partner of KKR Associates 2006 (Overseas), Limited Partnership. KKR Group Partnership L.P. is the sole shareholder of KKR 2006 Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Class B common stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. In such capacities, each of the entities and individuals referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each of the persons and entities listed in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

  Sterling Capital Partners II, L.P., Sterling Capital Partners III, L.P., SP-L Affiliate, LLC, Sterling Laureate Executives Fund, L.P., Sterling Laureate, L.P., Sterling Laureate Rollover, L.P., Douglas L. Becker, Steven M. Taslitz and certain of their respective affiliates hold limited partnership interests in Wengen which collectively relate to approximately 7,428,516 underlying shares of Class B common stock held by Wengen, and may also be deemed to have voting and investment power over their respective pro rata shares of such portion of the Class B common stock owned by Wengen as a result of their respective abilities to direct Wengen with respect to certain voting and disposition of such securities. These underlying shares of Class B common stock do not include shares of Class B common stock allocable to limited partnership interests in Wengen held by certain investment vehicles that are managed on behalf of persons not affiliated with Sterling Partners, which investment vehicles, although managed by Sterling-related entities, pass through rights with respect to the voting and disposition of the underlying shares of the Company to the investors in such vehicles. SC Partners II, L.P. is the sole general partner of Sterling Capital Partners II, L.P., and Sterling Capital Partners II, LLC is the sole general partner of SC Partners II, L.P. SC Partners III, L.P. is the sole general partner of Sterling Capital Partners III, L.P., and Sterling Capital Partners III, LLC is the sole general partner of SC Partners III, L.P. SP-L Management III, LLC is the sole general partner of Sterling Laureate, L.P. SP-L Management IV, LLC is the sole general partner of Sterling Laureate Executives Fund, L.P. SP-L Management V, LLC is the sole general partner of Sterling Laureate Rollover, L.P. SP-L Parent, LLC is the sole general partner of each of Sterling Management III, LLC, Sterling Management IV, LLC and Sterling Management V, LLC. Sterling Capital Partners II, LLC, Sterling Capital Partners III, LLC, SP-L Affiliate, LLC and SP-L Parent, LLC are managed by Messrs. Taslitz and Becker and R. Christopher Hoehn-Saric. Messrs. Taslitz and Hoehn Saric serve on the board of directors of the general partner of Wengen. Each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having voting power and/or investment power with respect to securities of the Company owned directly by Wengen as described above, except that Mr. Becker does not exercise any voting or investment power with respect to such securities (other than any securities of the Company attributable to the limited partnership interests in Wengen held by SP-L Affiliate, LLC). The business address of each of the persons and entities listed in this footnote is c/o Sterling Partners, 401 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

  CPV Holdings, LLC holds, directly and indirectly, limited partnership interests in Wengen which collectively relate to approximately 15,995,974 underlying shares of Class B common stock held by Wengen, and may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of its ability to direct Wengen with respect to certain voting and disposition of such securities. CPV Holdings, LLC also holds 15,864 shares of Class A common stock and 6,498 shares of Class B common stock issued pursuant to the Company's non-employee director compensation program. Steven A. Cohen is the managing member of CPV Holdings, LLC. In such capacity, Steven A. Cohen may also be deemed to be the beneficial owner having shared voting power and shared investment power with respect to the securities as described above. The address of each of CPV Holdings, LLC and Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

  Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P. hold limited partnership interests in Wengen which relate to approximately 3,231,081, 17,483, 31,040, 104,434, and 168,255 underlying shares of Class B common stock held by Wengen, respectively, for an aggregate of 3,552,293 shares, and may also be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of their ability to direct Wengen with respect to certain voting and disposition of such securities. Snow Phipps Group, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., Snow Phipps Group (RPV), L.P. and SPG Co Investment L.P. also own, in aggregate among them, 1,357,042 shares of Class A common stock, which shares are included above in the table for Ian K. Snow. SPG GP, LLC is the general partner of Snow Phipps Group (Offshore), L.P., Snow Phipps Group (B), L.P., Snow Phipps Group, L.P., Snow Phipps Group (RPV), L.P., and SPG Co-Investment, L.P. Ian Snow is the sole managing member of SGP GP, LLC. In such capacities, each of the entities and the individual referenced in this paragraph may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the securities as described above. The address of each of the persons and entities listed in this paragraph is 667 Madison Avenue, 18th Floor, New York, New York, 10065.

  Torreal Sociedad de Capital Riesgo S.A. holds, directly and indirectly, limited partnership interests in Wengen which relate to approximately 6,096,466 underlying shares of the Class B common stock held by Wengen, and may be deemed to have voting and investment power over such portion of the Class B common stock owned by Wengen as a result of its ability to direct Wengen with respect to certain voting and disposition of such securities. Torreal Sociedad de Capital Riesgo S.A. also holds 9,366 shares of Class A common stock issued to it pursuant to the Company's non-employee director compensation program at the direction of Pedro del Corro, an employee of Torreal S.A., an affiliate of Torreal Sociedad de Capital Riesgo S.A., and 16,844 shares of Class B common stock. The principal business address of Torreal Sociedad de Capital Riesgo S.A. is Calle de Fortuny 1, 28010 Madrid, Spain. Mr. del Corro disclaims beneficial ownership over such securities.

  Kendall Family Investments, LLC, MEM Moore ET Investments, LP and MMF Moore ET Investments, LP hold, directly and indirectly, limited partnership interests in Wengen which collectively relate to approximately 11,054,982 underlying shares of the Class B common stock held by Wengen, and may be deemed to have voting and investment power over their respective pro rata shares of such portion of the Class B common stock owned by Wengen as a result of their respective abilities to direct Wengen with respect to certain voting and disposition of such securities. Louis M. Bacon is the chief executive officer and director of Moore Capital Management, LP, which serves as discretionary investment manager to MMF Moore, and is the majority equity holder of Kendall Family Investments, LLC and MEM Moore ET Investments, LP. The principal business address of Moore Capital Management, LP is 11 Times Square, New York, New York 10036.

(4)
Represents 8,902,112 and 97,496 shares of Class A common stock owned by KKR 2006 Fund (Overseas), Limited Partnership and KKR Partners II (International), L.P., respectively. Does not include the Class B common stock held by Wengen described above further in footnote (3). In the aggregate the investment funds affiliated with KKR may be deemed to beneficially own 95,146,724 shares of Class A common stock, which represents, in the aggregate, approximately 46.5% of the outstanding shares of the Class A common stock, calculated pursuant to the rules of the SEC, or 84.8% of the total voting power.

(5)
Represents shares of Class A common stock and shares of Class B common stock, in each case, beneficially owned by funds and individuals affiliated with Sterling Partners. Does not include the Class B common stock held by Wengen described further in footnote (3) above. In the aggregate, such funds and individuals affiliated with Sterling Partners may be deemed to beneficially own 87,121,704 shares of Class A common stock (including 802,211 shares of Class A common stock issuable upon conversion of shares of Class B common stock issuable upon the exercise of vested options issued to Mr. Becker), which represents, in the aggregate, approximately 41% of the outstanding shares of the Class A common stock, calculated pursuant to the rules of the SEC.

(6)
Represents shares of Class B common stock beneficially owned by funds and individuals affiliated with Sterling Partners (including 802,211 shares of Class B common stock issuable upon the exercise of vested options issued to Mr. Becker). Does not include the Class B common stock held by Wengen described further in footnote (3) above.

(7)
Based solely on information reported by BlackRock, Inc. on Schedule 13G filed with the SEC on February 7, 2020. All of these shares are shares of Class A common stock. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 7,873,496 shares of Class A common stock, sole dispositive power with respect to 8,136,770 shares of Class A common stock and shared voting power and shared dispositive power with respect to no shares of Class A common stock. The reporting person listed its address as 55 East 52nd Street, New York, New York 10055.

(8)
Based solely on information reported by The Vanguard Group, Inc. on Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2020. All of these shares are shares of Class A common stock. According to this Amendment to Schedule 13G, The Vanguard Group, Inc. has sole voting power with respect to 110,925 shares of Class A common stock, sole dispositive power with respect to 10,090,630 shares of Class A common stock, shared voting power with respect to 27,103 shares of Class A common stock and shared dispositive power with respect to 124,474 shares of Class A common stock. The reporting person listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Based solely on information reported by FMR LLC on Amendment No. 2 to Schedule 13G filed with the SEC on February 7, 2020. All of these shares are shares of Class A common stock. According to this Amendment to Schedule 13G, FMR LLC has sole voting power with respect to 3,062,898 shares of Class A common stock and sole dispositive power with respect to 15,776,989 shares of Class A common stock and shared voting power and shared dispositive power with respect to no shares of Class A common stock. The reporting person listed its address as 245 Summer Street, Boston, Massachusetts 02210.

(10)
The director is affiliated with Wengen or an investor in Wengen. Does not include the Class B common stock held of record by Wengen and the 498,338 shares of Class B common stock subject to the Wengen Proxy. See footnote 3 for further information on any beneficial ownership of securities indirectly held through Wengen.

(11)
Includes 4,611 shares of Class B common stock reserved for issuance upon distribution of Mr. Carroll's Post-2004 DCP account when he retires from the Company's Board of Directors.

(12)
Represents 15,864 shares of Class A common stock issued to CPV Holdings, LLC pursuant to the Company's non-employee director compensation program at the request of Mr. Andrew Cohen in lieu of issuance to Mr. Andrew Cohen, which shares are comprised of (i) 3,031 shares of Class A common stock issued directly to CPV Holdings, LLC, (ii) 6,335 shares of Class A common stock issued to Cohen Private Ventures, LLC and subsequently transferred to CPV Holdings, LLC and (iii) 6,498 shares of Class B common stock originally issued to S.A.C. Capital Advisors, L.P., subsequently transferred to Cohen Private Ventures, LLC and thereafter converted to Class A common stock and transferred to CPV Holdings, LLC. Mr. Andrew Cohen disclaims beneficial ownership over such securities.

(13)
Includes limited partnership interests in Wengen held, directly and indirectly, by Mr. del Corro which relate to approximately 59,578 underlying shares of Class B common stock held by Wengen, over which he may be deemed to have voting and investment power as a result of his ability to direct Wengen with respect to certain voting and disposition of such securities. Shares of Class B common stock held by Wengen are convertible by Wengen into shares of Class A common stock of Laureate, in accordance with the terms of our amended and restated certificate of incorporation, at the discretion of the general partner of Wengen.

(14)
Includes 47,324 shares of Class A common stock and 19,698 shares of Class B common stock.

(15)
Includes 21,072 shares of Class A common stock and 19,698 shares of Class B common stock.

(16)
Includes 3,837 shares of Class B common stock held by Snow Phipps and 1,236,719, 4,071, 11,880, 39,972, and 64,400 shares of Class A common stock owned by Snow Phipps Group, L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P., Snow Phipps Group (Offshore), L.P., and Snow Phipps Group (RPV), L.P., respectively. Includes 2,819 shares of Class B common stock reserved for issuance upon distribution of Mr. Snow's Post-2004 DCP account when he retires from the Company's board of directors. See "Director Compensation." Mr. Snow disclaims beneficial ownership of the shares held, directly or indirectly, by Snow Phipps.

(17)
Includes 13,889 shares of Class B common stock held by Sterling Fund Management, LLC, an affiliate of Sterling Partners. Mr. Taslitz shares voting and dispositive power with respect to the shares of Class B common stock held by this affiliate of Sterling Partners, with Messrs. Becker and Hoehn-Saric. Also includes Mr. Taslitz's allocable share of certain equity securities of the Company that are subject to an agreement entered into by Messrs. Becker and Taslitz and two other founding partners of Sterling Partners (individually, a "Sterling Founder", and collectively, the "Sterling Founders") on January 20, 1999 in connection with a partnership formed by them (the "Founders' Agreement"), including Mr. Taslitz's allocable share of (i) the shares issuable upon the exercise of vested options to purchase an aggregate of 802,211 shares of Class B common stock issued to Mr. Becker, (ii) 125,724 shares of Class B common stock issued to Mr. Becker and (iii) 32,764 shares of Class A common stock held directly by Mr. Becker. Pursuant to the Founders' Agreement, the Sterling Founders share equally, on a net after-tax basis, in certain equity-based compensation they receive, in the aggregate, in connection with services rendered by any of them to certain entities, including Laureate. The Founders' Agreement provides, in certain circumstances, and subject to contractual restrictions, that securities received by a Sterling Founder as compensation for services rendered by him to certain entities shall be assigned or transferred to the Sterling Founders pro rata, or to a partnership they form, as soon as practicable after such assignment or transfer is permitted by contract and applicable law. The Founders' Agreement further provides that if such securities or other property are not transferable or assignable, the rights to receive the net proceeds of such property upon disposition shall be so transferred or assigned. Prior to any such transfer or assignment, each Sterling Founder controls the voting and disposition of any such securities received by such Sterling Founder.

(18)
Includes shares issuable upon exercise of options to purchase an aggregate of 440,218 shares of Class A common stock underlying vested equity awards that are exercisable as of or within 60 days of the date of the above table, and shares issuable upon exercise of options to purchase an aggregate of 254,776 shares of Class B common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 73,700 restricted stock units reported as Class A common stock in Table I of Mr. Serck-Hanssen's Form 4 filed on March 12, 2020. Includes 79,792 performance stock units issuable as shares of Class A common stock, which vested on March 15, 2020. Does not include shares netted to satisfy withholding tax obligations in connection with the vesting of the performance share units.

(19)
Includes shares issuable upon exercise of options to purchase an aggregate of 123,359 shares of Class A common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 43,353 restricted stock units reported as Class A common stock in Table I of Mr. Charhon's Form 4 filed on March 12, 2020. Includes 23,238 performance share units issuable as shares of Class A common stock which vested on March 15, 2019. Does not include shares netted to satisfy withholding tax obligations in connection with the vesting of the performance share units.

(20)
Includes shares issuable upon exercise of options to purchase an aggregate of 13,960 shares of Class A common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 11,561 restricted stock units reported as Class A common stock in Table I of Mr. Grace's Form 4 filed on March 12, 2020. Includes 8,956 performance share units issuable as shares of Class A common stock which vested on March 15, 2020. Does not include shares netted to satisfy withholding tax obligations in connection with the vesting of the performance share units.

(21)
Includes shares issuable upon exercise of options to purchase an aggregate of 28,017 shares of Class A common stock that are exercisable as of or within 60 days of the date of the above table. Does not include 15,395 restricted stock units reported as Class A common stock in Table I of Ms. Silbey's Form 4 filed on March 12, 2020. Includes 13,968 performance share units issuable as shares of Class A common stock which vested on March 15, 2020. Does not include shares netted to satisfy withholding tax obligations in connection with the vesting of the performance share units.

(22)
Includes shares issuable upon exercise of options to purchase an aggregate of 16,013 shares of Class A common stock that are exercisable as of or within 60 days of the date of the above table, and shares issuable upon exercise of options to purchase an aggregate of 256,249 shares of Class B common stock that are exercisable as of or within 60 days of the date of the above table. Includes 10,405 performance share units issuable as shares of Class A common stock which vested on March 15, 2020. Does not include shares netted to satisfy withholding tax obligations in connection with the vesting of the performance share units.

(23)
Mr. Berckemeyer served as President and Chief Operating Officer until July 15, 2019. The information reported on the above table is based on the Form 4/A filed on behalf of Mr. Berckemeyer with the SEC on March 19, 2019. 67,552 restricted stock units reported as Class A common stock in Table I thereof did not vest prior to Mr. Berckemeyer's termination and, accordingly, are not included in the shares reported on the above table.

(24)
Mr. Loureiro served as Chief Executive Officer, Brazil until July 31, 2019. The information reported on the above table is based on the Form 4 filed on behalf of Mr. Loureiro with the SEC on March 19, 2019. 12,555 restricted stock units reported as Class A common stock in Table I thereof did not vest prior to Mr. Loureiro's termination and, accordingly, are not included in the shares reported on the above table.

(25)
Includes directors affiliated with Wengen or an investor in Wengen. Does not include the Class B common stock held of record by Wengen and the 498,338 shares of Class B common stock subject to the Wengen Proxy. See footnote 3 for further information on any beneficial ownership of securities indirectly held through Wengen. Includes certain individuals who, as of February 14, 2020, were designated as executive officers of the Company (as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended), but who, as of March 10, 2020, are no longer designated as such.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Wengen Securityholders Agreement and Registration Rights Agreement

        In connection with the completion of our initial public offering, on February 6, 2017, we entered into (i) the Wengen Securityholders Agreement, with Wengen and certain other parties thereto, and (ii) an amended and restated registration rights agreement (the "Registration Rights Agreement") among Wengen, Wengen Investments Limited, the Company and the other parties thereto.

        Wengen Securityholders Agreement.     Under the Wengen Securityholders Agreement, each of CPV, KKR and the Sterling Parties is entitled to designate one of our directors so long as each owns at least 5,357,143 shares held through or acquired from Wengen. Mr. Cohen currently serves as the CPV-designated director, Mr. Cornog currently serves as the KKR-designated director and Mr. Taslitz currently serves as the Sterling-designated director. In the event that any of CPV, KKR or the Sterling Parties ceases to own its respective minimum number of shares, then the director designee selected by such party shall offer his or her resignation and such party shall no longer be entitled to designate a director to our Board of Directors. The Wengen Securityholders' Agreement does not terminate upon the dissolution of Wengen. See "Proposal 1: Election of Directors—Corporate Governance—Directors Designated by Certain of the Wengen Investors under the Wengen Securityholders Agreement" for additional information.

        Registration Rights Agreement.     Pursuant to the Wengen Registration Rights Agreement, certain registration rights were granted to Wengen and investment funds and other investors affiliated with or managed by, among others, Douglas L. Becker, our founder, Steven M. Taslitz, a Director of the Company, KKR, CPV, Snow Phipps and Sterling Fund Management, LLC (together with its affiliates and investment funds managed by it, "Sterling Partners" and, collectively, the "Wengen Investors"). Pursuant to the Registration Rights Agreement, the Wengen Investors were granted the right, beginning 180 days following the completion of our initial public offering, to cause us, at our expense, to use our reasonable best efforts to register certain shares of common stock held by the Wengen Investors and any securities issued in replacement of or in exchange for such shares of common stock for public resale, subject to certain limitations as set forth in the Registration Rights Agreement. The exercise of this "demand" right is limited to ten requests in the aggregate. In the event that we register any of our common stock, the Wengen Investors and management (pursuant to a provision in the Management Stockholder's Agreements, as defined below) have a "piggyback right" which allows them to require us to use our reasonable best efforts to include shares of our common stock held by them in such registration, subject to certain limitations. The Registration Rights Agreement also provides for our indemnification of the Wengen Investors and management in connection with the registration of their securities.

Management Stockholder's Agreements

        Each of the stockholders of Laureate who are employees or directors or former employees or directors of Laureate (each a "Management Stockholder") has entered into a stockholder's agreement (each, a "Management Stockholder's Agreement") with Laureate and Wengen that gives Wengen a proxy to vote such holder's shares of Laureate's Class B common stock. In addition, each Management Stockholder's Agreement also imposes certain restrictive covenants on such Management Stockholders, including nondisclosure, noncompetition and nonsolicitation covenants. The Management Stockholder's Agreements also grant each Management Stockholder certain piggyback registration rights in any registered sale of our common stock by Wengen or the Wengen Investors, subject to customary underwriters' restrictions, including pro rata reduction and execution of customary custody and lockup agreements. The piggyback registration rights provided in the Management Stockholder's Agreements expire upon a change in control of Laureate. The registration rights also provide for our indemnification of the Management Stockholders and their affiliates in connection with the "piggyback" registration of their securities.

Series A Preferred Stock

        As part of the issuance and sale of shares of the Company's Series A Preferred Stock in December 2016, KKR and Snow Phipps purchased from the Company 60,000 and 15,000 shares of Series A Preferred Stock, respectively. On April 23, 2018, all of the issued and outstanding shares of the Series A Preferred Stock were converted into Class A common stock. In connection with the issuance of the Series A Preferred Stock, Laureate executed both a stockholders agreement and a registration rights agreement.

Transactions between Laureate and Affiliates, Wengen and Directors

        KKR Capital Markets LLC.     An affiliate of one of the Wengen investors, KKR Capital Markets LLC, acted as a broker having secured Morgan Stanley to act as the underwriter in connection with a secondary offering by Wengen in September 2019. We paid this affiliate approximately $506,000 for its services during the year ended December 31, 2019.

        SP Costa Rica Holdings, LLC.     SP Costa Rica Holdings, LLC ("SP CRH"), which is controlled by certain affiliates of Sterling Capital Partners II, L.P. ("Sterling II"), entered into, and consummated the transactions contemplated by, an Equity Purchase Agreement dated as of January 10, 2020, among SP CRH, Laureate International B.V. ("LEI BV"), and the Company (solely for purposes of Section 7.5) (the "Agreement"), whereby SP CRH purchased from LEI BV, an indirect, wholly owned subsidiary of the Company, (i) all of the equity units of Education Holding Costa Rica EHCR, S.R.L., which owns, directly or indirectly, all of the equity units of Lusitania S.R.L., Universidad U Latina, S.R.L. ("ULatina") and Universidad Americana UAM, S.R.L. (collectively, "Laureate Costa Rica"), and (ii) a note due from ULatina to LEI BV. Consideration for the transaction consisted of $15 million, in cash, paid at closing and up to $7 million to be paid within the next two years if Laureate Costa Rica meets certain performance metrics. Additionally, Laureate Costa Rica retained obligations to pay approximately $30 million in finance lease indebtedness for which SP CRH has no recourse to LEI BV. The Company guaranteed certain of LEI BV's obligations under the Agreement.

        SP CRH is controlled by certain affiliates of Sterling II, which has the right to designate a director to our Board of Directors pursuant to the Wengen Securityholders Agreement. Mr. Taslitz currently serves as the Sterling-designated director and did not participate in the Board of Directors' consideration of the transaction, which was approved by the Audit Committee as a related party transaction.

Conflicts of Interest Policy

        The Audit Committee reviews all relationships and transactions in which Laureate and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in any particular transaction. The Company's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Laureate or a related person has a direct or indirect material interest in the transaction. The Audit Committee of the Board of Directors reviews and approves or ratifies any related person transaction that meets this standard. In the course of the Audit Committee's review and approval or ratification of a disclosable related person transaction, the committee considers:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to Laureate;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Laureate; and

  •
  any other matters the committee deems appropriate.

        Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Information Regarding the Laureate Board

        For more information regarding Wengen's right to designate directors to serve on our Board of Directors, see "Proposal 1: Election of Directors—Corporate Governance—Directors Designated by the Wengen Investors under the Wengen Securityholders Agreement".

PROPOSAL 2: NON-BINDING ADVISORY VOTE
ON EXECUTIVE COMPENSATION
("SAY-ON-PAY")

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act", requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a "Say-on-Pay" vote.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The Compensation Discussion and Analysis section starts on page 16 of this Proxy Statement. Please read the Compensation Discussion and Analysis section, which provides a detailed discussion of our executive compensation program and compensation philosophy, including information about the 2019 compensation of our NEOs. This advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.

        The vote solicited by this Proposal 2 is advisory and therefore is not binding on Laureate, our Board of Directors or our Compensation Committee. The outcome of the vote will not require Laureate, our Board of Directors or our Compensation Committee to take any action and will not be construed as overruling any decision by Laureate, our Board of Directors or our Compensation Committee. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent that there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns. Stockholders will be asked at the 2020 Annual Meeting to approve the following resolution pursuant to this Proposal 2:

  "RESOLVED, that the compensation paid to the named executive officers of Laureate Education, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in our 2020 proxy statement, is hereby APPROVED."

        Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of Class A common stock and Class B common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 2 will be necessary to approve the advisory vote on the executive compensation as disclosed in this Proxy Statement. Abstentions will have the effect of a vote against Proposal 2 and broker non-votes will not impact the outcome.

Recommendation of our Board of Directors

        Our Board of Directors recommends that you vote "FOR" the approval of the executive compensation as disclosed in this Proxy Statement and as described in this "Proposal 2: Non-Binding Advisory Vote on Executive Compensation."

        If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2020 Annual Meeting webcast, each such proxy will be deemed to grant authority to vote "FOR" the approval of the executive compensation as disclosed in this Proxy Statement and as described in this "Proposal 2: Non-Binding Advisory Vote on Executive Compensation."

 PROPOSAL 3: FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent public accountant firm, we believe that submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment may be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders.

        We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, have the opportunity to make a statement if they desire to do so and be available to answer stockholders' questions.

        Assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of Class A common stock and Class B common stock that are present in person via attendance at the virtual meeting or by proxy and entitled or required to vote on Proposal 3 will be necessary to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Because Proposal 3 is a routine matter, there will be no broker non-votes (and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the 2020 Annual Meeting), but abstentions will have the effect of a vote against Proposal 3.

Recommendation of our Board of Directors

        Our Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the fiscal year ending December 31, 2020.

        If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2020 Annual Meeting, each such proxy will be deemed to grant authority to vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the fiscal year ending December 31, 2020.

        In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to select other auditors for the subsequent year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of Laureate and its stockholders.

 AUDIT COMMITTEE MATTERS

  Audit Committee Report

        Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Laureate and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of Laureate's independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

        Management has primary responsibility for the system of internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Laureate's independent registered public accounting firm, has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB").

        In this context and in connection with the audited financial statements contained in Laureate's Annual Report on Form 10-K, the Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2019 with Laureate's management and PricewaterhouseCoopers LLP. The Audit Committee has met with Laureate's internal auditors and with its external auditors, separately and together, with and without management present, to discuss Laureate's financial reporting processes and internal controls over financial reporting. The Audit Committee has received and reviewed the written disclosures from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors their independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining their independence. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the PCAOB regarding Communication with Audit Committees.

        Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Laureate's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

AUDIT COMMITTEE
George Muñoz
Michael J. Durham
Kenneth W. Freeman

  Audit Fees and All Other Fees

        The following table shows the fees for audit and other services provided by PricewaterhouseCoopers LLP for 2019 and 2018 (in millions):

(in millions)	2019	2018
Audit Fees(1)	$13.7	$18.0
Audit-Related Fees(2)	1.4	1.7
Tax Fees(3)	0.5	0.6
All Other Fees(4)	0.04	0.1

Total	$15.64	$20.4

(1)
Consists of fees related to the audit of our annual consolidated financial statements and statutory audits required domestically and internationally; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; offering memoranda, purchase accounting and other accounting, and financial reporting consultation; and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
Consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees primarily include fees related to service auditor examinations, transaction-related consultations, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards not classified as audit fees.

(3)
Consists of fees for tax compliance, tax advice and tax planning services.

(4)
Consists of fees for services that are not included in the above categories.

  Audit Committee Pre-approval of Service of Independent Registered Public Accounting Firm

        Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Our Audit Committee annually reviews and pre-approves services that may be provided by the independent registered public accounting firm for each audit year. The pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Chairperson of the Committee has the authority to pre-approve such services between meetings of our Audit Committee and reports such pre-approvals to our Audit Committee at the next regularly scheduled meeting.

        During 2019, all audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by our Audit Committee or, consistent with the pre-approval policy of our Audit Committee, by the Chairperson of our Audit Committee for inter-meeting pre-approvals.

ANNUAL REPORT

        Our 2019 Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2019, is available on our website at http://investors.laureate.net under "Financials." Otherwise, please call (410) 843-6100 and a copy will be sent to you without charge. You may also request a free copy of our Annual Report on Form 10-K for the year ended December 31, 2019 by writing to Laureate Education, Inc., c/o Investor Relations, 650 S. Exeter Street, Baltimore, Maryland 21202.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders or other interested parties may communicate with any Director or Committee of the Board of Directors by writing to them c/o Investor Relations, Laureate Education, Inc., 650 S. Exeter Street, Baltimore, Maryland 21202. Comments or questions regarding Laureate's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

        The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors intend to virtually attend the 2020 Annual Meeting webcast.

 DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS
FOR THE 2021 ANNUAL MEETING

        We provide to stockholders the opportunity, under certain circumstances and consistent with our Bylaws and the rules of the SEC, to participate in the governance of Laureate by submitting proposals and director nominations for consideration at our annual meetings of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2021 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than November 27, 2020. Additionally, if our 2021 Annual Meeting of Stockholders is held not more than thirty days before or more than seventy days after May 11, 2021, any stockholder proposal or director nomination for our 2021 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on January 11, 2021, or after the close of business on February 10, 2021. An untimely proposal may not be brought before or considered at our 2021 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our Amended and Restated Certificate of Incorporation, our Bylaws and, if applicable, the Wengen Securityholders Agreement.

        All stockholder proposals and director nominations must be addressed to the attention of our Secretary at 650 S. Exeter Street, Baltimore, Maryland 21202. The chairman of our 2021 Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Laureate Education, Inc., 650 S. Exeter Street, Baltimore, Maryland 21202, Attention: Secretary. Our proxy materials are also available on the Investors section of our website at http://www.laureate.net.

 OTHER MATTERS

        As of March 27, 2020, our Board of Directors knows of no other business to be acted upon at the 2020 Annual Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

BY ORDER OF THE BOARD OF DIRECTORS,

Victoria E. Silbey Senior Vice President, Secretary, Chief Legal Officer and Chief Ethics & Compliance Officer

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. LAUREATE EDUCATION, INC. 650 S. EXETER STREET BALTIMORE, MARYLAND 21202-4382 During The Meeting - Go to www.virtualshareholdermeeting.com/LAUR2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 10, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D03538-P37155 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LAUREATE EDUCATION, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. !! ! 1. To elect eleven (11) directors, each of whom shall hold office for a one year term until the 2021 Annual Meeting of Stockholders. Nominees: 01) Brian F. Carroll 02) Andrew B. Cohen 03) William L. Cornog 04) Pedro del Corro 05) Michael J. Durham 06) Kenneth W. Freeman 07) George Muñoz 08) Dr. Judith Rodin 09) Eilif Serck-Hanssen 10) Ian K. Snow 11) Steven M. Taslitz For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. To approve the advisory vote to approve named executive officer compensation. 3. To ratify the appointment of PricewaterhouseCoopers LLP as Laureate's independent registered public accounting firm for the year ending December 31, 2020. NOTE: At their discretion, the Proxies are authorized to transact such other business as may properly come before the 2020 Annual Meeting and any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. D03539-P37155 LAUREATE EDUCATION, INC. Annual Meeting of Stockholders May 11, 2020 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2020 Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report for the 2020 Annual Meeting of Stockholders of Laureate Education, Inc. to be held on Monday, May 11, 2020, at 10:00 a.m., EDT, via live webcast at www.virtualshareholdermeeting.com/LAUR2020, and (2) hereby appoints Jean-Jacques Charhon and Victoria E. Silbey, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Laureate Education, Inc.'s Class A common stock, or Class B common stock, as the case may be, which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2020 Annual Meeting of Stockholders, and any adjournments thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2020 ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. Continued and to be marked, dated and signed, on the other side